As filed with the Securities and Exchange Commission on April 12, 1995


                                     Registration No. 33-56961 and 33-56961-01



                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                  ___________


                                AMENDMENT NO. 3

                                      TO
                                   FORM S-4
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                  __________


  SUNAMERICA CAPITAL TRUST I                      SUNAMERICA INC.
(Exact name of Registrant as                      (Exact name of
 specified in its charter)             Registrant as specified in its charter)

           Delaware                                   Maryland
(State or other jurisdiction of           (State or other jurisdiction of
incorporation or organization)             incorporation or organization)


         Applied For                                 86-0176061

(I.R.S. Employer Identification No.)    (I.R.S. Employer Identification No.)

     1 SunAmerica Center                        1 SunAmerica Center
Los Angeles, California 90067-6022       Los Angeles, California 90067-6022
        (310) 772-6000                             (310) 772-6000
(Address and telephone number              (Address and telephone number
of principal executive offices)           of principal executive offices)


                             Susan L. Harris, Esq.
            Vice President and General Counsel - Corporate Affairs
                                SunAmerica Inc.
                              1 SunAmerica Center
                      Los Angeles, California 90067-6022
                                (310) 772-6000
                      (Name, address and telephone number
                             of agent for service)
                                  __________


                                  Copies to:
David W. Ferguson, Esq.                        Gregg A. Noel, Esq.
Davis Polk & Wardwell                 Skadden, Arps, Slate, Meagher & Flom
  450 Lexington Avenue                    300 South Grand Avenue, Suite 3400
New York, New York 10017                    Los Angeles, California 90071
     (212) 450-4000                               (213) 687-5000

                                  __________


   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

   The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.



                             CROSS REFERENCE SHEET

                                SUNAMERICA INC.
                          SUNAMERICA CAPITAL TRUST I

                             CROSS REFERENCE SHEET

               PURSUANT TO ITEM 501(B) OF REGULATION S-K SHOWING
                  LOCATION IN PROSPECTUS OF ITEMS OF FORM S-4

                            CAPTION IN OFFERING
                     FORM S-4 ITEM NO. CIRCULAR/PROSPECTUS

 1.    Forepart of Registration Statement and Outside
       Front Cover Page of Prospectus. . . . . . . . . . .          Outside Front Cover Page; Inside Front Cover Page
 2.    Inside Front and Outside Back Cover Pages of
       Prospectus. . . . . . . . . . . . . . . . . . . . . . . . .  Inside Front Cover Page; Available Information;
                                                                    Incorporation of Certain Documents by Reference; Table of
                                                                    Contents
 3.    Risk Factors, Ratio of Earnings to Fixed Charges
       and Other Information . . . . . . . . . . . . . . . . .      Offering Circular/Prospectus Summary; Special
                                                                    Considerations Relating to the Offer; SunAmerica;
                                                                    SunAmerica Capital Trust I; Ratio of Earnings to Fixed
                                                                    Charges; Selected Consolidated Financial Data
 4.    Terms of the Transaction. . . . . . . . . . . . . . . .      The Offer; Description of the Preferred Securities;
                                                                    Description of the Junior Subordinated Debentures;
                                                                    Description of the Preferred Securities Guarantee; Taxation
 5.    Pro Forma Financial Information. . . . . . . . . . .         Not Applicable
 6.    Material Contacts with the Company Being
       Acquired. . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
 7.    Additional Information Required for Reoffering
       by Persons and Parties Deemed to be
       Underwriters. . . . . . . . . . . . . . . . . . . . . . .    Not Applicable

 8.    Interests of Named Experts and Counsel. . . . . .            Legal Matters
 9.    Disclosure of Commission  Position on
       Indemnification for Securities Act Liabilities. . .          Not Applicable
10.    Information with Respect to S-3 Registrants. . . .           Not Applicable
11.    Incorporation of Certain Information by
       Reference. . . . . . . . . . . . . . . . . . . . . . . . .   Incorporation of Certain Documents by Reference
12.    Information with Respect to S-2 or S-3
       Registrants . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
13.    Incorporation of Certain Information by
       Reference . . . . . . . . . . . . . . . . . . . . . . . . .  Not Applicable
14.    Information with Respect to Registrants Other
       than S-3 or S-2 Registrants. . . . . . . . . . . . . .       Not Applicable
15.    Information With Respect to S-3 Companies. . . .             Not Applicable
16.    Information with Respect to S-2 or S-3
       Companies. . . . . . . . . . . . . . . . . . . . . . . .     Not Applicable
17.    Information with Respect to Companies Other
       Than S-3 or S-2 Companies. . . . . . . . . . . . . .         Not Applicable
18.    Information if Proxies, Consents or
       Authorizations are to be Solicited. . . . . . . . . .        Not Applicable
19.    Information if Proxies, Consents or
       Authorizations are not to be Solicited or in an
       Exchange Offer. . . . . . . . . . . . . . . . . . . . .      Incorporation of Certain Documents by Reference




                  SUBJECT TO COMPLETION, DATED APRIL 12, 1995


OFFERING CIRCULAR/PROSPECTUS

                          SUNAMERICA CAPITAL TRUST I

                             OFFER TO EXCHANGE ITS

               % TRUST ORIGINATED PREFERRED SECURITIESSM ("TOPrSSM")

                          (liquidation amount $25 per
                            Preferred Security and
                  guaranteed to the extent set forth herein
                              by SunAmerica Inc.)

                   FOR UP TO 5,500,000 OUTSTANDING SHARES OF

                       9 1/4% PREFERRED STOCK, SERIES B

                                      OF

                                SUNAMERICA INC.

                        THE OFFER, THE PRORATION PERIOD
                       AND WITHDRAWAL RIGHTS WILL EXPIRE

               AT 5:00 P.M. NEW YORK CITY TIME, ON MAY   , 1995,

                         UNLESS THE OFFER IS EXTENDED.


         SunAmerica Capital Trust I, a Delaware statutory business trust (the "Trust"), hereby offers, upon the terms and subject to the conditions set forth in this Offering Circular/Prospectus and the accompanying Letter of Transmittal (the "Letter of Transmittal" which, together with this Offering Circular/Prospectus, constitute the "Offer"), to exchange its % Trust Originated Preferred Securities ("TOPrS"), representing preferred undivided beneficial interests in the assets of the Trust (the "Preferred
Securities"), for up to 5,500,000 shares of outstanding 9 1/4% Preferred Stock, Series B (the "Series B Preferred") of SunAmerica Inc., a Maryland corporation ("SunAmerica"). Exchanges will be made on the basis of one Preferred Security for each share of Series B Preferred validly tendered and accepted for exchange in the Offer. Shares of Series B Preferred not accepted for exchange because of proration will be returned. Concurrently with the issuance of Preferred Securities in exchange for Series B
Preferred validly tendered in the Offer, SunAmerica will deposit in the Trust as trust assets its % Junior Subordinated Debentures, Series A, due 2044 (the "Junior Subordinated Debentures") having an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Securities to be issued by the Trust.

         Holders of Series B Preferred may participate in the Offer by properly completing and signing the Letter of Transmittal and tendering their shares of Series B Preferred as described in "The Offer -- Procedures for Tendering" in accordance with the instructions contained herein and in the Letter of Transmittal prior to the Expiration Date (as defined herein). In order to participate in the Offer, holders of Series B Preferred must submit a Letter of Transmittal and comply with the other procedures for tendering in accordance with the instructions contained herein and in the Letter of Transmittal prior to the Expiration Date.


         For a description of the other terms of the Offer, see "The Offer -- Terms of the Offer"; "-- Expiration Date; Extensions; Amendments; Termination"; "-- Withdrawal of Tenders" and "-- Acceptance of Shares and Proration". Except as set forth below, the Trust expressly reserves the right to extend, amend or modify the terms of the Offer, and not accept for exchange any Series B Preferred, at any time prior to the Expiration Date for any reason, including (without limitation) if fewer than 2,810,000 shares of Series B Preferred are tendered (which condition may be waived). The Preferred Securities have been approved for listing on the New York Stock Exchange (the "NYSE"), subject to notice of issuance. In order to satisfy the NYSE listing requirements, acceptance of Series B Preferred validly tendered in the Offer is subject to the condition that as of the Expiration Date there be at least 400 record or beneficial holders of Preferred Securities to be issued in exchange for such Series B Preferred, which condition may not be waived. See "The Offer -- Expiration Date; Extensions; Amendments; Termination".

         SunAmerica will own directly or indirectly all of the securities representing common undivided beneficial interests in the assets of the Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"). The Trust exists for the purpose of (a) issuing (i) its Preferred Securities in exchange for Series B Preferred validly tendered in the Offer and delivering such Series B Preferred to SunAmerica in consideration for the deposit by SunAmerica of Junior Subordinated Debentures in the Trust as trust assets and (ii) its Common Securities to SunAmerica in exchange for cash and investing the proceeds thereof in an equivalent amount of Junior Subordinated Debentures and (b) engaging in such other activities as are necessary and incidental thereto. The Preferred Securities and the Common Securities will rank pari passu with each other and will have equivalent terms; provided that (i) if an Event of Default (as defined herein) under the Declaration occurs and is continuing, the holders of Preferred Securities will have a priority over holders of the Common Securities with respect to payments in respect of distributions and payments upon liquidation, redemption or otherwise and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, replace or remove Trustees and to increase or decrease the number of Trustees, subject to the right of holders of Preferred Securities to appoint a Trustee (the "Special Regular Trustee") upon the occurrence of certain events described herein.

         Cash distributions on the Preferred Securities will be cumulative from the first day following the Expiration Date (the "Accrual Date") at an annual rate of % of the liquidation amount of $25 per Preferred Security, and will be payable quarterly in arrears on the 15th day of March, June, September and December of each year, commencing on June 15, 1995 ("distributions"). Cash distributions in arrears for more than one quarter will bear interest thereon at the rate per annum of % of the stated liquidation amount of $25 per Preferred Security (to the extent permitted by applicable law), compounded quarterly. The term "distributions" as used herein includes such cash distributions and any such interest payable unless otherwise stated. In addition, holders of the Preferred Securities will be entitled to an additional cash distribution at the rate of 9 1/4% per annum of the liquidation amount thereof from March 15, 1995 through the Expiration Date in lieu of dividends accumulating after March 15, 1995 on their Series B Preferred accepted for exchange, such additional distribution to be made at the time the first distribution on the Preferred Securities is made. The distribution rate and the distribution and other payment dates for the Preferred Securities will correspond to the interest rate and the interest and other payment dates on the Junior Subordinated Debentures deposited in the Trust as trust assets. As a result, if principal or interest is not paid on the Junior Subordinated Debentures, including as a result of SunAmerica's election to extend the interest payment period on the Junior Subordinated Debentures as described below, the Trust will not make payments on the Trust Securities. The Junior Subordinated Debentures provide that, so long as SunAmerica shall not be in default in the payment of interest on the Junior Subordinated Debentures, SunAmerica shall have the right to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time for a period not exceeding 20 consecutive quarterly interest periods (each, an "Extension Period"). No interest shall be due and payable during an Extension Period and, as a consequence, distributions on the Trust Securities will also be deferred, but at the end of such Extension Period SunAmerica shall pay all interest then accrued and unpaid on the Junior Subordinated Debentures, together with interest thereon at the rate specified for the Junior Subordinated Debentures to the extent permitted by applicable law, compounded quarterly ("Compounded Interest"). All references herein to interest shall include Compounded Interest unless otherwise stated. There could be multiple Extension Periods of varying lengths (up to nine Extension Periods of 20 consecutive quarterly interest periods each or more numerous shorter Extension Periods) throughout the term of the Junior Subordinated Debentures. During any such Extension Period, SunAmerica may not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock; provided that SunAmerica will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion of any of its Series D Mandatory Conversion Premium Dividend Preferred Stock (the "Series D Preferred Stock") in accordance with the terms of such stock. See "Risk Factors"; "Description of the Junior Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period".

         The payment of distributions out of moneys held by the Property Trustee (as defined herein) and payments on liquidation of the Trust and the redemption of Preferred Securities, as set forth below, are guaranteed by SunAmerica on a subordinated basis as and to the extent described herein (the "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantee". The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that SunAmerica has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. For a description of redemption rights with respect to the Preferred Securities, the possible dissolution of the Trust and distribution of Junior Subordinated Debentures held by the Trust to holders of the Trust Securities and the liquidation amount on the Preferred Securities, see "Risk Factors"; "Description of the Preferred Securities -- Special Event Redemption or Distribution"; "-- Liquidation Distribution Upon Dissolution" and "Description of the Junior Subordinated Debentures".


         SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS RELATING TO THE PREFERRED SECURITIES THAT SHOULD BE CONSIDERED BY INVESTORS, INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS ON THE JUNIOR SUBORDINATED DEBENTURES AND THE PREFERRED SECURITIES MAY BE DEFERRED AND THE RELATED FEDERAL INCOME TAX CONSEQUENCES.


         The Series B Preferred is listed and principally traded on the NYSE. On December 19, 1994, the last full day of trading prior to the first public announcement of the Offer, the closing sales price of the Series B Preferred on the NYSE as reported on the Composite Tape was $25 3/8 per share. The closing sales price of the Series B Preferred on the NYSE on April 10, 1995 was $26. Stockholders are urged to obtain current market quotations for the Series B Preferred. To the extent that Series B Preferred is tendered and accepted in the Offer, the terms on which untendered Series B Preferred could subsequently be sold could be adversely affected. See "Listing and Trading of Preferred Securities and Series B Preferred".

         SunAmerica will pay to Soliciting Dealers (as defined herein) a
solicitation fee of $     per share of Series B Preferred validly tendered and
accepted for exchange pursuant to the Offer, subject to certain conditions. See "The Offer -- Dealer Manager; Soliciting Dealers".


         Neither the board of directors of SunAmerica nor SunAmerica nor the Trustees nor the Trust makes any recommendation to holders of Series B Preferred as to whether to tender or refrain from tendering in the Offer. Holders of Series B Preferred are urged to consult their financial and tax advisors in making their decisions on what action to take in light of their own particular circumstances.

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR BY ANY STATE SECURITIES COMMISSION NOR
            HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
               SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
                ADEQUACY OF THIS OFFERING CIRCULAR/PROSPECTUS,
                    AND ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.


         THE COMMISSIONER OF INSURANCE OF THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED THE OFFER NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR/PROSPECTUS.

         Merrill Lynch & Co. has been retained as Dealer Manager to solicit exchanges of Series B Preferred for Preferred Securities. See "The Offer -- Dealer Manager". Georgeson & Company Inc. has been retained to act as Information Agent to assist in connection with the Offer.

                     The Dealer Manager for the Offer is:
                              Merrill Lynch & Co.


       The date of this Offering Circular/Prospectus is April   , 1995.


SM"Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES
EFFECTIVE.   THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE
SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             DIAGRAM OF OFFERS

[GRAPHIC A]

(SEE APPENDIX A FOR DESCRIPTION OF GRAPHIC MATERIAL)

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR/PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SUNAMERICA, THE TRUST, THE TRUSTEES OR THE DEALER MANAGER. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR/PROSPECTUS NOR ANY EXCHANGE MADE
HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF SUNAMERICA OR THE TRUST SINCE THE RESPECTIVE DATES AS OF WHICH INFORMATION IS GIVEN HEREIN. THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS
OF SERIES B PREFERRED IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER
OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. HOWEVER, SUNAMERICA AND THE TRUST MAY, AT THEIR DISCRETION, TAKE SUCH ACTION AS THEY MAY DEEM NECESSARY TO MAKE THE OFFER IN ANY SUCH JURISDICTION AND EXTEND THE OFFER TO HOLDERS OF SERIES B PREFERRED IN SUCH JURISDICTION. IN ANY JURISDICTION THE SECURITIES LAWS OR BLUE SKY LAWS OF WHICH REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE
OFFER IS BEING MADE ON BEHALF OF THE TRUST BY THE DEALER MANAGER OR ONE OR MORE REGISTERED BROKERS OR DEALERS WHICH ARE LICENSED UNDER THE LAWS OF
SUCH JURISDICTION.


                             AVAILABLE INFORMATION

         SunAmerica is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning SunAmerica can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, Room 1024; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Such material can also be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, N.Y. 10005.

         This Offering Circular/Prospectus constitutes a part of a registration statement on Form S-4 (together with all amendments and exhibits, the "Registration Statement") filed by SunAmerica and the Trust with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Offering Circular/Prospectus does not contain all of the information included in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of any document do not purport to be complete and, in each instance, are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is subject to and qualified in its entirety by such reference. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to SunAmerica, the Trust and the securities offered hereby.

         No separate financial statements of the Trust have been included or incorporated by reference herein. SunAmerica and the Trust do not consider that such financial statements would be material to holders of Preferred Securities because the Trust is a newly-formed special purpose entity, has no operating history, has no independent operations and is not engaged in, and does not propose to engage in, any activity other than its holding as trust assets the Junior Subordinated Debentures of SunAmerica and its issuance of Trust Securities. See "SunAmerica Capital Trust I", "Description of the Preferred Securities", "Description of the Preferred Securities Guarantee" and "Description of the Junior Subordinated Debentures". The Trust is a statutory business trust formed under the laws of the State of Delaware. SunAmerica, as of the date hereof, beneficially owns all of the beneficial interests in the Trust. Each holder of Preferred Securities will be furnished annually with unaudited financial statements of the Trust as soon as available after the end of the Trust's fiscal year.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


         SunAmerica's Annual Report on Form 10-K for the year ended September 30, 1994, its Quarterly Report on Form 10-Q for the quarter ended December 31, 1994 and its Current Report on Form 8-K dated January 24, 1995, have been filed with the Commission and are incorporated herein by reference.


         All documents filed by SunAmerica pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Offering Circular/Prospectus and prior to the Expiration Date shall be deemed to be incorporated by reference in this Offering Circular/Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Offering Circular/Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified and superseded, to constitute a part of this Offering Circular/Prospectus.

         This Offering Circular/Prospectus incorporates documents by reference which are not presented herein or delivered herewith. SunAmerica will provide without charge to each person, including any beneficial owner of the Series B Preferred, to whom this Offering Circular/Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Shareholder Communications of SunAmerica at 1 SunAmerica Center, Los Angeles, California 90067-6022 (Telephone (310) 772-6000). In order to ensure timely delivery of the documents, any request should be made not later than five business days prior to the Expiration Date.



                               TABLE OF CONTENTS


                                                                          Page


Offering Circular/Prospectus Summary..................................... 4
Risk Factors. . . .......................................................15
Comparison of Preferred Securities
  and Series B Preferred.................................................19
SunAmerica...............................................................24
SunAmerica Capital Trust I...............................................24
Ratio of Earnings to Fixed Charges.......................................28
Selected Consolidated Financial Data.....................................29
Capitalization...........................................................31
The Offer................................................................32
Listing and Trading of Preferred
  Securities and Series B Preferred......................................40
Transactions and Arrangements Concerning
  the Offer..............................................................40
Fees and Expenses; Transfer Taxes........................................40
Price Range of Series B Preferred........................................41
Description of the Preferred Securities..................................42
Description of the Preferred Securities Guarantee........................54
Description of the Junior Subordinated
  Debentures.............................................................56
Description of the Series B Preferred....................................64
Relationship Between the Preferred
  Securities, the Junior Subordinated
  Debentures and the Preferred Securities Guarantee......................66
Taxation.................................................................68
Legal Matters............................................................71
Experts..................................................................72
ERISA Matters............................................................72



                     OFFERING CIRCULAR/PROSPECTUS SUMMARY

         The following summary does not purport to be complete and is qualified in its entirety by the detailed information contained elsewhere in, or incorporated by reference in, this Offering Circular/Prospectus.

                                  SunAmerica

         SunAmerica is a diversified financial services company with more than $24 billion of assets owned or under management. At December 31, 1994, these assets consisted of $14.78 billion of assets owned by SunAmerica, $2.04 billion of assets managed in mutual funds and private accounts and $7.63 billion under custody in retirement trust accounts. Together, the SunAmerica life insurance companies rank among the largest U.S. issuers of annuities. Complementing these annuity operations are SunAmerica's asset management operations; its two broker-dealers, which SunAmerica believes, based on industry data, represent the largest network of independent registered representatives in the nation; and its trust company which provides administrative and custodial services to qualified retirement plans. Through these subsidiaries, SunAmerica specializes in the sale of tax-deferred long-term savings products and investments to the expanding preretirement savings market. SunAmerica markets fixed annuities and fee-generating variable annuities, mutual funds and trust services, as well as guaranteed investment contracts. SunAmerica's products are distributed through a broad spectrum of financial services distribution channels, including independent registered representatives of SunAmerica's broker-dealer subsidiaries and unaffiliated broker-dealers, independent general insurance agents and financial institutions.

                          SunAmerica Capital Trust I


         SunAmerica Capital Trust I is a statutory business trust that was formed under the Delaware Business Trust Act (the "Business Trust Act") on March 22, 1995. The Trust's original declaration of trust will be amended and restated in its entirety as of the date the Trust accepts Series B Preferred in the Offer (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Offering Circular/Prospectus forms a part. See "The Offer -- Terms of the Offer" and "-- Acceptance of Shares and Proration" for information regarding the Trust's acceptance of Series B Preferred in the Offer. The Declaration is qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Upon issuance of the Preferred Securities, the holders thereof will own all of the issued and outstanding Preferred Securities. SunAmerica has agreed to acquire Common Securities in an amount equal to at least 3% of the total capital of the Trust and will own, directly or
indirectly, all of the issued and outstanding Common Securities.   The
Preferred Securities and the Common Securities will rank pari passu with each other and will have equivalent terms; provided that (i) if an Event of Default (as defined herein) under the Declaration occurs and is continuing, the holders of Preferred Securities will have a priority over the holders of the Common Securities with respect to payments in respect of distributions and payments upon liquidation, redemption and maturity and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, replace or remove Trustees and to increase or decrease the number of Trustees, subject to the right of holders of Preferred Securities to appoint one additional Trustee of the Trust (the "Special Regular Trustee") upon the occurrence of certain events described herein.

         The number of trustees (the "Trustees") of the Trust shall initially be five. Three of the Trustees (the "Regular Trustees") are individuals who are employees or officers of SunAmerica. The fourth trustee is The Bank of New York, which is unaffiliated with SunAmerica and which will serve as property trustee (the "Property Trustee") and act as the indenture trustee for purposes of the Trust Indenture Act. The fifth trustee is an affiliate of The Bank of New York that has its principal place of business in the State of Delaware (the "Delaware Trustee"). Pursuant to the Declaration, legal title to the Junior Subordinated Debentures will be held by the Property Trustee for the benefit of the holders of the Trust Securities, and the Property Trustee will have the power to exercise all rights, powers and privileges under the Indenture (as hereinafter defined) pursuant to which the Junior Subordinated Debentures will be issued. In addition, the Property Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments in respect of the Junior Subordinated Debentures for the benefit of the holders of Trust Securities. The Property Trustee will promptly make distributions to the holders of the Trust Securities out of funds in the Property Account. The Property Trustee will also hold the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities. Subject to the right of holders of Preferred Securities to appoint a Special Regular Trustee upon the occurrence of certain events described herein, SunAmerica, as direct or indirect owner of all of the Common Securities, has the exclusive right (subject to the provisions of the Declaration) to appoint, remove or replace Trustees and to increase or decrease the number of Trustees, provided that the number of Trustees shall at least be three, a majority of which shall be Regular Trustees.

         The Trust exists for the purpose of (a) issuing (i) its Preferred Securities in exchange for Series B Preferred validly tendered in the Offer and delivering such Series B Preferred to SunAmerica in consideration for the deposit by SunAmerica of Junior Subordinated Debentures in the Trust as trust assets, and (ii) its Common Securities to SunAmerica in exchange for cash and investing the proceeds thereof in an equivalent amount of Junior Subordinated Debentures and (b) engaging in such other activities as are necessary and incidental thereto. The rights of the holders of the Trust Securities, including economic rights, rights to information and voting rights, are as set forth in the Declaration, the Business Trust Act and the Trust Indenture Act. See "SunAmerica Capital Trust I" and "Description of the Preferred Securities". The Declaration does not permit the incurrence by the Trust of any indebtedness for borrowed money or the making of any investment other than in the Junior Subordinated Debentures. In the Declaration, SunAmerica has agreed to pay for all (and the Trust shall not be obligated to pay, directly or indirectly, for any) debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including the fees and expenses of the Trustees and any income taxes, duties and other governmental charges, and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes. See "Risk Factors", "SunAmerica Capital Trust I" and "Description of the Preferred Securities".


               Certain Potential Benefits and Risks to Investors

               Prospective investors should carefully review the information contained elsewhere in this Offering Circular/Prospectus prior to making a decision regarding the Offer and should particularly consider the following matters:

Potential Benefits to Exchanging Holders

         o     The cash distributions rate on the Preferred Securities will
be    basis points greater than the dividend rate on the Series B Preferred.
See "Comparison of Preferred Securities and Series B Preferred".


         o So long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover cash distributions and other payments made on the Preferred Securities (and the Common Securities) because (i) the aggregate principal amount of Junior Subordinated Debentures deposited as trust assets will be equal to the sum of (x) the aggregate stated liquidation amount of the Preferred Securities issued by the Trust in exchange for the Series B Preferred accepted in the Offer and (y) the amount of proceeds received by the Trust from the issuance of the Common Securities to SunAmerica, which proceeds will be used by the Trust to purchase an equal principal amount of Junior Subordinated Debentures, (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities, (iii) the Declaration provides that SunAmerica shall pay for all (and the Trust shall not be obligated to pay, directly or indirectly, for any) debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, and (iv) the Declaration further provides that the Trustees shall not permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust. See "Offering Circular/Prospectus Summary -- The Offer -- Description of Preferred Securities and Junior Subordinated Debentures" and "SunAmerica Capital Trust I".

         o The Trust will have no independent operations and will exist for the sole purpose of effecting the Offer and issuing the Trust Securities as described herein and owning and holding through the Property Trustee the Junior Subordinated Debentures. See "SunAmerica Capital Trust I".

         o If (i) the Trust fails to pay distributions in full on the Preferred Securities for 6 consecutive quarterly distribution periods; (ii) an Event of Default under the Declaration occurs and is continuing; or (iii) SunAmerica is in default on any of its payment or other obligations under the Preferred Securities Guarantee (each, an "Appointment Event"), then the Declaration provides that the holders of the Preferred Securities may appoint a Special Regular Trustee of the Trust who need not be an officer or employee of or otherwise affiliated with SunAmerica. Under the Declaration, any such Special Regular Trustee shall have the same rights, powers and privileges as the Regular Trustees. See "Description of the Preferred Securities -- Voting Rights".

         o The Property Trustee will have the power to exercise all rights, powers and privileges under the Indenture with respect to the Junior Subordinated Debentures and will also have the right to enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. In addition, the holders of at least a majority in liquidation amount of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration and the Preferred Securities Guarantee. If the Property Trustee fails to enforce its rights under the Indenture or fails to enforce the Preferred Securities Guarantee, any holder of Preferred Securities may, after a period of 30 days has elapsed from such holder's written request to the Property Trustee to enforce such rights or the Preferred Securities Guarantee, institute a legal proceeding against SunAmerica to enforce such rights or the Preferred Securities Guarantee, as the case may be. See "Description of the Preferred Securities" and "Description of the Preferred Securities Guarantee".


         o The Offer will allow SunAmerica to achieve certain tax efficiencies while preserving its flexibility with respect to future financings because, in contrast to dividend payments on the Series B Preferred which are not deductible by SunAmerica, SunAmerica will be able to deduct interest payments on the Junior Subordinated Debentures for United States federal income tax purposes. See "The Offer -- Purpose of the Offer".

Potential Risks to Exchanging Holders


         o Participation in the Offer will be a taxable event for holders of Series B Preferred. See "Risk Factors -- Tax Consequences of the Offer".

         o The obligations of SunAmerica under (i) the Junior Subordinated Debentures are subordinate in right of payment to Senior Indebtedness (as defined herein) of SunAmerica, (ii) SunAmerica's payment obligations under the Preferred Securities Guarantee are subordinate in right of payment to all liabilities of SunAmerica, including the Junior Subordinated Debentures, except those made pari passu or subordinate by their terms, and (iii) the Junior Subordinated Debentures and the Preferred Securities Guarantee are effectively subordinated to all liabilities of subsidiaries of SunAmerica. See "Risk Factors -- Subordination of Preferred Securities Guarantee and Junior Subordinated Debentures; Dependence on SunAmerica".

         o The Trust's ability to make distributions on the Preferred Securities is entirely dependent upon SunAmerica making interest payments on the Junior Subordinated Debentures when and as required, and the interest payment period on the Junior Subordinated Debentures may be extended under certain circumstances by SunAmerica in its sole discretion for up to 20 consecutive quarterly interest periods during which no interest would be payable thereon. See "Risk Factors -- Subordination of Preferred Securities Guarantee and Junior Subordinated Debentures; Dependence on SunAmerica; "-- Option to Extend Interest Payment Period; Tax Impact of Extension" and "-- Potential Market Volatility During Extension Period".

         o Should SunAmerica not make interest or other payments on the Junior Subordinated Debentures for any reason, including as a result of SunAmerica's election to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period on the Junior Subordinated Debentures, the Trust will not make distributions or other payments on the Trust Securities. In such an event, holders of the Preferred Securities would not be able to rely on the Preferred Securities Guarantee since the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that SunAmerica has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. See "Risk Factors -- Subordination of Preferred Securities Guarantee and Junior Subordinated Debentures; Dependence on SunAmerica".

         o If SunAmerica elects to defer payments of interest on the Junior Subordinated Debentures by extending the interest period on the Junior Subordinated Debentures, distributions on the Preferred Securities would also be deferred but the Trust will continue to accrue interest income in respect of such Debentures which will be taxable to beneficial owners of Preferred Securities. As a result, beneficial owners of Preferred Securities during an Extension Period will include their pro rata share of the interest in gross income in advance of the receipt of cash. See "Taxation -- Income from the Preferred Securities".

         o Holders of Preferred Securities will have limited voting rights and, subject to the right of holders of Preferred Securities to appoint a Special Regular Trustee upon the occurrence of an Appointment Event, will not be able to appoint, remove or replace, or to increase or decrease the number of, Trustees, which rights are vested exclusively in the Common Securities.

         o While the Series B Preferred is not redeemable prior to June 15, 1997, the Junior Subordinated Debentures (and thus the Preferred Securities) in certain circumstances will be redeemable prior to that date upon the occurrence of a Tax Event (as defined herein).


         o While dividends on the Series B Preferred are eligible for the dividends received deduction for corporate holders, distributions on the Preferred Securities are not eligible for the dividends received deduction for corporate holders. See "Comparison of Preferred Securities and Series B Preferred".


         o While the Preferred Securities have been approved for listing on the NYSE, subject to notice of issuance, the Preferred Securities are a new issue of securities with no established trading market. See "Risk Factors -- Listing and Trading of Preferred Securities and Series B Preferred".


Potential Risk to Non-Exchanging Holders

         o The liquidity and trading market for untendered Series B Preferred could be adversely affected to the extent Series B Preferred is tendered and accepted in the Offer. See "Risk Factors -- Listing and Trading of Preferred Securities and Series B Preferred".

                                   The Offer

Purpose of the Offer


         The purpose of the Offer is to refinance the Series B Preferred with the Preferred Securities and to achieve certain tax efficiencies, while preserving SunAmerica's flexibility with respect to future financings. This refinancing will permit SunAmerica to deduct interest payable on the Junior Subordinated Debentures for United States federal income tax purposes; dividends payable on the Series B Preferred are not deductible. See "The Offer -- Purpose of the Offer".


Terms of the Offer

         Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal, the Trust hereby offers to exchange its Preferred Securities for up to 5,500,000 outstanding shares of Series B Preferred of SunAmerica. Exchanges will be made on the basis of one Preferred Security for each share of Series B Preferred validly tendered and accepted for exchange in the Offer. See "The Offer -- Terms of the Offer".

Expiration Date; Withdrawals


         Upon the terms and conditions of the Offer, including the provisions relating to proration described herein, the Trust will accept for exchange up to 5,500,000 shares of Series B Preferred, validly tendered and not withdrawn
prior to 5:00 p.m., New York City time, on May   , 1995, or if the Offer is
extended by the Trust, in its sole discretion, the latest date and time to which the Offer has been extended (the "Expiration Date"). Tenders of Series B Preferred pursuant to the Offer may be withdrawn at any time prior to the Expiration Date and, unless accepted for exchange by the Trust, may be withdrawn at any time after 40 Business Days (as defined herein) after the date of this Offering Circular/Prospectus. Shares of Series B Preferred not accepted because of proration will be returned to the tendering Holders at the Trust's expense as promptly as practicable following the Expiration Date. A "Business Day" shall mean any day other than a day on which banking institutions in The City of New York are authorized or required by law to close. See "The Offer -- Withdrawal of Tenders"; "-- Expiration Date; Extensions; Amendments; Termination" and "-- Acceptance of Shares and Proration".


Extensions; Amendments; Termination


         Except as set forth in the following sentence, the Trust expressly reserves the right to (i) extend, amend or modify the terms of the Offer in any manner and (ii) withdraw or terminate the Offer and not accept for exchange any Series B Preferred, at any time prior to the Expiration Date for any reason, including (without limitation) if fewer than 2,810,000 shares of Series B Preferred are tendered (which conditions may be waived by the Trust). See "The Offer -- Expiration Date; Extensions; Amendments; Termination". However, the Trust will not accept shares of Series B Preferred validly tendered in the Offer if as of the Expiration Date there would be fewer than 400 record or beneficial holders of Preferred Securities to be issued in exchange for such Series B Preferred, which condition may not be waived.


Procedures for Tendering

         Each Holder of Series B Preferred wishing to participate in the Offer must (i) properly complete and sign the Letter of Transmittal or a facsimile thereof (all references in this Offering Circular/Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) in accordance with the instructions contained herein and in the Letter of Transmittal, together with any required signature guarantees, and deliver the same to The First National Bank of Chicago, as Exchange Agent, at one of its addresses set forth in "The Offer -- Exchange Agent and Information Agent" prior to the Expiration Date and either (a) certificates for the Series B Preferred must be received by the Exchange Agent at such address or (b) such Series B Preferred must be transferred pursuant to the procedures for book-entry transfer described herein and a confirmation of such book-entry transfer must be received by the Exchange Agent, in each case prior to the Expiration Date or (ii) comply with the guaranteed delivery procedures described herein.

         In order to participate in the Offer, Holders of Series B Preferred must submit a Letter of Transmittal and comply with the other procedures for tendering in accordance with the instructions contained herein and in the Letter of Transmittal prior to the Expiration Date.

LETTERS OF TRANSMITTAL, SERIES B PREFERRED AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT, NOT TO SUNAMERICA, THE TRUST, THE DEALER MANAGER OR THE INFORMATION AGENT.

Special Procedure for Beneficial Owners

         Any beneficial owner whose Series B Preferred is registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Series B Preferred should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing a Letter of Transmittal and delivering its Series B Preferred, either make appropriate arrangements to register ownership of the Series B Preferred in such owner's name or obtain a properly completed stock power from the registered Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See "The Offer -- Procedures for Tendering -- Special Procedure for Beneficial Owners".

Guaranteed Delivery Procedures

         If a Holder desires to accept the Offer and time will not permit a Letter of Transmittal or Series B Preferred to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected in accordance with the guaranteed delivery procedures set forth in "The Offer -- Procedures for Tendering -- Guaranteed Delivery".

Acceptance of Shares and Proration

         Upon the terms and subject to the conditions of the Offer, if 5,500,000 or fewer shares of Series B Preferred have been validly tendered and not withdrawn prior to the Expiration Date, the Trust will accept for exchange all such shares of Series B Preferred. Upon the terms and subject to the conditions of the Offer, if more than 5,500,000 shares of Series B Preferred (or, if decreased as described herein, such lesser number as the Trust may elect to purchase pursuant to the Offer) have been validly tendered and not withdrawn prior to the Expiration Date, the Trust will accept for exchange shares of Series B Preferred from each tendering Holder on a pro rata basis, subject to adjustment to avoid the acceptance for exchange of fractional shares.


         If the Trust decreases the amount of Series B Preferred sought, and the Offer is scheduled to expire less than ten Business Days from and including the date that notice of such decrease is first published, sent or given in the manner specified in "Terms of the Offer -- Expiration Date; Extensions; Amendments; Termination", then the Offer will remain open for a minimum of ten Business Days from and including the date of such notice.


         All shares of Series B Preferred not accepted pursuant to the Offer, including shares not purchased because of proration, will be returned to the tendering Holders at the Trust's expense as promptly as practicable following the Expiration Date.

Delivery of Preferred Securities

         Subject to the terms and conditions of the Offer, the delivery of the Preferred Securities to be issued pursuant to the Offer will occur as promptly as practicable following the Expiration Date. See "The Offer -- Terms of the Offer" and "-- Expiration Date; Extensions; Amendments; Termination".

         If proration of tendered shares of Series B Preferred is required, because of the difficulty in determining the number of shares of Series B Preferred validly tendered (including shares tendered by the guaranteed delivery procedures described in "Terms of the Offer -- Procedures for Tendering"), the Trust does not expect that it would be able to announce the final proration factor or to commence the exchange for any shares of Series B Preferred pursuant to the Offer until approximately seven Business Days after the Expiration Date. Preliminary results of the proration will be announced by press release as promptly as practicable after the Expiration Date. Holders of shares of Series B Preferred may obtain such preliminary information from the Dealer Manager or the Information Agent and may also be able to obtain such information from their brokers.

Description of Preferred Securities and Junior Subordinated Debentures


         The Preferred Securities evidence preferred undivided beneficial interests in the assets of the Trust and will rank pari passu with, and have terms equivalent to, the Common Securities; provided that (i) if an Event of Default under the Declaration occurs and is continuing, the holders of Preferred Securities will have a priority over holders of the Common Securities with respect to payments in respect of distributions and payments upon liquidation, redemption or otherwise and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, remove and replace Trustees and to increase or decrease the number of Trustees, subject to the right of holders of Preferred Securities to appoint a Special Regular Trustee upon the occurrence of an Appointment Event. The Declaration does not permit the issuance by the Trust of any securities or beneficial interests in the assets of the Trust other than the Preferred Securities and the Common Securities, the incurrence of any indebtedness for borrowed money by the Trust or the making of any investments other than in the Junior Subordinated Debentures. The Declaration defines an event of default with respect to the Trust Securities (an "Event of Default") as the occurrence and continuance of an "event of default" under the Indenture with respect to the Junior Subordinated Debentures (an "Indenture Event of Default").

         Periodic cash distributions on each Preferred Security will be fixed
at a rate per annum of     % of the stated liquidation amount of $25 per
Preferred Security.  Distributions in arrears for more than one quarter will
bear interest thereon at the rate per annum of     % of the stated liquidation
amount of $25 per Preferred Security (to the extent permitted by law), compounded quarterly. Distributions on the Preferred Securities will be cumulative, will accrue from the Accrual Date and, except as otherwise described herein, will be made quarterly in arrears, on the 15th day of March, June, September and December of each year, commencing on June 15, 1995, but only if and to the extent that the Property Trustee has funds available in the Property Account to make such distributions. In addition, holders of Preferred Securities will be entitled to an additional cash distribution at the rate of 9 1/4% per annum of the liquidation amount thereof from March 15, 1995 through the Expiration Date in lieu of dividends accumulating after March 15, 1995 on their Series B Preferred accepted for exchange, such additional distribution to be made at the time the first distribution on the Preferred Securities is made.

         The distribution rate and the distribution and other payment dates for the Preferred Securities will correspond to the interest rate and the interest and other payment dates on the Junior Subordinated Debentures deposited in the Trust as trust assets. As a result, if principal or interest is not paid on the Junior Subordinated Debentures, including as a result of SunAmerica's election to extend the interest payment period on the Junior Subordinated Debentures as described below, the Trust will not make payments on the Trust Securities. The Junior Subordinated Debentures provide that, so long as SunAmerica shall not be in default in the payment of interest on the Junior Subordinated Debentures, SunAmerica has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time on the Junior Subordinated Debentures for a period not exceeding 20 consecutive quarterly interest periods (each, an "Extension Period") and, as a consequence, quarterly distributions on the Preferred Securities would not be made (but would continue to accrue with interest thereon at the rate of % per annum, compounded quarterly) by the Trust during any such Extension Period. During an Extension Period, SunAmerica may not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payments with respect thereto during such Extension Period; provided that SunAmerica will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion of any of its Series D Preferred Stock in accordance with the terms of such stock. Prior to the termination of any such Extension Period, SunAmerica may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarterly interest periods. Upon the termination of any Extension Period and the payment of all amounts then due, SunAmerica may commence a new Extension Period, subject to the above requirements. SunAmerica may also prepay at any time all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths (up to nine Extension Periods of 20 consecutive quarterly interest periods each or more numerous shorter Extension Periods) throughout the term of the Junior Subordinated Debentures. See "Risk Factors"; "Description of the Junior Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period".

         There will be deposited in the Trust as trust assets (i) Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Securities issued by the Trust in exchange for the Series B Preferred accepted in the Offer and (ii) Junior Subordinated Debentures having an aggregate principal amount equal to the amount of proceeds received by the Trust from the sale of the Common Securities to SunAmerica. Under the Declaration, if and to the extent SunAmerica does make interest payments on the Junior Subordinated Debentures deposited in the Trust as trust assets, the Property Trustee is obligated to make distributions promptly on the Preferred Securities. The payment of distributions on the Preferred Securities and payments on liquidation of the Trust and the redemption of Preferred Securities, as set forth below, in each case out of moneys held by the Property Trustee in the Property Account, are guaranteed by SunAmerica on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantee". The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that SunAmerica has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets.

         The Preferred Securities and Common Securities are redeemable on a Pro Rata Basis (as defined below) from time to time, in whole or in part, to the same extent as the Junior Subordinated Debentures are redeemable by SunAmerica, on or after June 15, 1997, upon not less than 30 nor more than 60 days' notice, at $25 per Preferred Security plus accrued and unpaid distributions thereon to the date of redemption, including distributions accrued as a result of SunAmerica's election to defer payments of interest on the Junior Subordinated Debentures, (the "Redemption Price"), payable in cash. The Preferred Securities will be redeemed upon the maturity or earlier redemption of the Junior Subordinated Debentures. See "Description of the Preferred Securities -- Mandatory Redemption". As used in this Offering Circular/Prospectus the term "Pro Rata Basis" shall mean pro rata to each holder of Trust Securities according to the aggregate liquidation amount of the Trust Securities held by the relevant holder in relation to the aggregate liquidation amount of all Trust Securities outstanding unless, in relation to a payment, the rights of the holders of the Common Securities to such payment are subordinated under the Declaration to the rights of the holders of the Preferred Securities to such payment, in which case any funds available to make such payment shall be paid first to each holder of the Preferred Securities pro rata according to the aggregate liquidation amount of the Preferred Securities held by the relevant holder in relation to the aggregate liquidation amount of all Preferred Securities outstanding, and only after satisfaction of all amounts owed to the holders of the Preferred Securities, to each holder of Common Securities pro rata according to the aggregate liquidation amount of the Common Securities held by the relevant holder in relation to the aggregate liquidation amount of all the Common Securities outstanding.

         In addition, upon the occurrence and during the continuation of a Tax Event or an Investment Company Event (each as hereinafter defined) arising from a change in law or a change in legal interpretation or other specified circumstances, the Trust shall, unless the Junior Subordinated Debentures are redeemed in the limited circumstances described below, be dissolved with the result that the Junior Subordinated Debentures will be distributed to the holders of the Preferred Securities and the Common Securities on a Pro Rata Basis, in lieu of any cash distribution. In the case of a Tax Event, SunAmerica will have the right in certain circumstances to redeem the Junior Subordinated Debentures with the result that the Trust will redeem the Trust Securities on a Pro Rata Basis to the same extent as the Junior Subordinated Debentures are redeemed. If the Junior Subordinated Debentures are distributed to the holders of the Preferred Securities, SunAmerica will use its best efforts to have the Junior Subordinated Debentures listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed. See "Description of the Preferred Securities -- Special Event Redemption or Distribution".

         The Junior Subordinated Debentures will be issued pursuant to an indenture, dated as of March 15, 1995 (as supplemented by the First Supplemental Indenture (the "First Supplemental Indenture") to be dated as of March 15, 1995, the "Indenture") between SunAmerica and The First National Bank of Chicago, as trustee (the "Indenture Trustee"). See "Description of the Junior Subordinated Debentures". The Junior Subordinated Debentures will
mature on            , 2044 and will bear interest at an annual rate of
% from the Accrual Date. Interest will be payable quarterly in arrears on the 15th day of March, June, September and December of each year, commencing on June 15, 1995; provided that, as described above, so long as SunAmerica shall not be in default in the payment of interest on the Junior Subordinated Debentures, SunAmerica shall have the right to extend the interest payment period from time to time for a period not exceeding 20 consecutive quarterly interest periods. SunAmerica has no current intention of exercising its right to extend an interest payment period. However, should SunAmerica determine to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. See "Risk Factors" and "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period".


         The Junior Subordinated Debentures will also accrue interest at the rate of 9 1/4% per annum of the principal amount thereof from March 15, 1995 through the Expiration Date, payable at the time of the first interest payment on the Junior Subordinated Debentures. No extension of interest will be permitted with respect to interest accruing from March 15, 1995 through the Expiration Date.


         SunAmerica shall have the right to redeem the Junior Subordinated Debentures, in whole or in part, from time to time, on or after June 15, 1997, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed, plus any accrued and unpaid interest, to the redemption date, including interest accrued as a result of SunAmerica's election to defer payments of interest on the Junior Subordinated Debentures, payable in cash. In addition, upon the occurrence of a Tax Event, SunAmerica will also have the right if certain conditions are met to redeem the Junior Subordinated Debentures at any time.


Certain United States Federal Income Tax Considerations


         The exchange of Series B Preferred for Preferred Securities pursuant to the Offer will be a taxable event. Gain or loss generally will be recognized in an amount equal to the difference between the fair market value on the Expiration Date of the holder's pro rata share of the Junior Subordinated Debentures represented by the Preferred Securities received in the exchange and the exchanging Holder's tax basis in the shares of Series B Preferred surrendered. For this purpose, the fair market value of the Junior Subordinated Debentures deemed issued in exchange for Series B Preferred on the Expiration Date will equal the fair market value of the Preferred Securities on that date. See "Taxation -- Exchange of Series B Preferred for Preferred Securities".

         The Junior Subordinated Debentures will be treated as issued with "original issue discount" for United States federal income tax purposes. Holders of Preferred Securities will be required to include their pro rata share of original issue discount in gross income as it accrues on the Junior Subordinated Debentures in advance of the receipt of cash. See "Taxation -- Accrual of Original Issue Discount and Premium" and "-- Potential Extension of Payment Period on the Junior Subordinated Debentures".


         No portion of the amounts received on the Preferred Securities will be eligible for the dividends received deduction.


         The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A Securityholder who disposes of his Preferred Securities between record dates for payments of distributions thereon will nevertheless be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. Accordingly, such a Securityholder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the Securityholder's adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.


Untendered Shares

         Holders of Series B Preferred who do not tender their Series B Preferred in the Offer or whose Series B Preferred is not accepted for exchange will continue to hold such Series B Preferred and will be entitled to all the rights and preferences, and will be subject to all of the limitations, applicable thereto.

         To the extent that Series B Preferred is tendered and accepted in the Offer, the terms on which untendered Series B Preferred could subsequently be sold could be adversely affected. See "Risk Factors -- Listing and Trading of Preferred Securities and Series B Preferred".

Exchange Agent and Information Agent

         The First National Bank of Chicago has been appointed as Exchange Agent in connection with the Offer. Questions and requests for assistance, requests for additional copies of this Offering Circular/Prospectus or of the Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to Georgeson & Company, Inc. which has been retained by SunAmerica and the Trust to act as Information Agent for the Offer. The addresses and telephone numbers of the Exchange Agent and the Information Agent are set forth in "The Offer -- Exchange Agent and Information Agent" and on the outside back cover of this Offering Circular/Prospectus.

Dealer Manager


         Merrill Lynch & Co. has been retained as Dealer Manager in connection with the Offer. Questions with respect to the Offer may be directed to the Capital Markets Desk at (212) 449-4906. For information regarding fees payable to the Dealer Manager and Soliciting Dealers (as defined herein), see "The Offer -- Dealer Manager; Soliciting Dealers".



                                 RISK FACTORS

         Prospective exchanging Holders of Series B Preferred who plan to participate in the Offer should carefully consider, in addition to the other information set forth elsewhere in this Offering Circular/ Prospectus, the following:

Tax Consequences of the Offer

         The exchange of Series B Preferred for Preferred Securities pursuant to the Offer will be a taxable event. Generally, gain or loss will be recognized in an amount equal to the difference between the fair market value on the Expiration Date of the holder's pro rata share of the Junior Subordinated Debentures represented by the Preferred Securities received in the exchange and the exchanging Holder's tax basis in the Series B Preferred exchanged therefor. See "Taxation -- Exchange of Series B Preferred and Issuance of Preferred Securities". All Holders of Series B Preferred are advised to consult their tax advisors regarding the United States federal, state, local and foreign tax consequences of the exchange of Series B Preferred and the issuance of Preferred Securities.

Subordination of Preferred Securities Guarantee and Junior Subordinated Debentures; Dependence on SunAmerica

         The obligations of SunAmerica under the Junior Subordinated Debentures are unsecured obligations of SunAmerica and will be subordinate and junior in right of payment to Senior Indebtedness of SunAmerica but senior to its capital stock. At December 31, 1994, Senior Indebtedness of SunAmerica (on an unconsolidated basis) aggregated approximately $472.8 million. Because SunAmerica is a holding company, the Junior Subordinated Debentures (and SunAmerica's obligations under the Preferred Securities Guarantee) are also effectively subordinated to all existing and future liabilities, including trade payables, of SunAmerica's subsidiaries, except to the extent that SunAmerica is a creditor of the subsidiaries recognized as such. Claims on SunAmerica's subsidiaries by creditors other than SunAmerica include substantial claims for policy benefits, as well as other liabilities incurred in the ordinary course of business. At December 31, 1994, SunAmerica's subsidiaries had outstanding approximately $8.47 billion of liabilities (excluding variable annuity liabilities, with respect to which assets are segregated in separate accounts). In addition, since many of SunAmerica's subsidiaries are insurance companies subject to regulatory control by various state insurance departments, the ability of such subsidiaries to pay dividends or make loans or advances to SunAmerica without prior regulatory approval is limited by applicable laws and regulations. There are no terms in the Preferred Securities, the Junior Subordinated Debentures or the Preferred Securities Guarantee that limit SunAmerica's ability to incur additional indebtedness, including indebtedness that ranks senior to or pari passu with the Junior Subordinated Debentures and the Preferred Securities Guarantee, or the ability of its subsidiaries to incur additional indebtedness. See "Description of the Preferred Securities Guarantee -- Status of the Guarantee" and "Description of the Junior Subordinated Debentures -- Subordination".


         The Trust's ability to make distributions and other payments on the Preferred Securities is solely dependent upon SunAmerica making interest and other payments on the Junior Subordinated Debentures deposited as trust assets as and when required. If SunAmerica were not to make distribution or other payments on the Junior Subordinated Debentures for any reason, including as a result of SunAmerica's election to defer the payment of interest on the Junior Subordinated Debentures by extending the interest period on the Junior Subordinated Debentures, the Trust will not make payments on the Trust Securities. In such an event, holders of the Preferred Securities would not be able to rely on the Preferred Securities Guarantee since distributions and other payments on the Preferred Securities are subject to such Guarantee only if and to the extent that SunAmerica has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. Instead, holders of Preferred Securities would rely on the enforcement by the Property Trustee of its rights as registered holder of the Junior Subordinated Debentures against SunAmerica pursuant to the terms of the Indenture and may vote to appoint a Special Regular Trustee. However, if the Trust's failure to make distributions on the Preferred Securities is a consequence of SunAmerica's exercise of its right to extend the interest payment period for the Junior Subordinated Debentures, the Property Trustee will have no right to enforce the payment of distributions on the Preferred Securities until an Event of Default under the Declaration shall have occurred. SunAmerica's obligations under the Preferred Securities Guarantee are subordinate and junior in right of payment to all other liabilities of SunAmerica, including the Junior Subordinated Debentures, except those made pari passu (that is, equal in priority) or subordinate by their terms to the Preferred Securities Guarantee and senior to its capital stock or to any guarantee of SunAmerica in respect of its capital stock.


         The Declaration provides that SunAmerica shall pay for all (and the Trust shall not be obligated to pay, directly or indirectly, for any) debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes. No assurance can be given that SunAmerica will have sufficient resources to enable it to pay such debts, obligations, costs and expenses on behalf of the Trust.

Option to Extend Interest Payment Period; Tax Impact of Extension


         So long as SunAmerica shall not be in default in the payment of interest on the Junior Subordinated Debentures, SunAmerica has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time on the Junior Subordinated Debentures for an Extension Period not exceeding 20 consecutive quarterly interest periods, during which no interest shall be due and payable. In such an event, quarterly distributions on the Preferred Securities would not be made (but would continue to accrue with interest
thereon at the rate of     % per annum, compounded quarterly) by the Trust
during any such Extension Period. If SunAmerica exercises the right to extend an interest payment period, SunAmerica may not during such Extension Period declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock; provided that SunAmerica will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion of any of its Series D Preferred Stock. SunAmerica has outstanding 5,002,500 $2.78 Depositary Shares (the "Series D Depositary Shares"), each representing one-fiftieth of a share of Series D Preferred Stock. Dividends accrue on each Series D Depositary Share at the rate of $2.78 per year. On March 1, 1996, unless previously redeemed, each of the outstanding Series D Depositary Shares will convert into one share of SunAmerica's common stock and the right to receive an amount in cash equal to all accrued and unpaid dividends.

         Prior to the termination of any Extension Period, SunAmerica may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarterly interest periods. Upon the termination of any Extension Period and the payment of all amounts then due, SunAmerica may commence a new Extension Period, subject to the above requirements.
SunAmerica may also prepay at any time all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths (up to nine Extension Periods of 20 consecutive quarterly interest periods each or more numerous shorter Extension Periods) throughout the term of the Junior Subordinated Debentures. See "Description of the Preferred Securities -- Dividends" and "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period".

         Because SunAmerica has the right to extend the interest payment period up to 20 consecutive quarterly interest periods on various occasions, the Junior Subordinated Debentures will be treated as issued with "original issue discount" for United States federal income tax purposes. As a result, holders of Preferred Securities will be required to include their pro rata share of original issue discount in gross income as it accrues for United States federal income tax purposes in advance of the receipt of cash. See "Taxation -- Accrual of Original Issue Discount and Premium" and "-- Potential Extension of Payment Period on the Junior Subordinated Debentures".


Listing and Trading of Preferred Securities and Series B Preferred


         The Preferred Securities constitute a new issue of securities with no established trading market. While the Preferred Securities have been approved for listing on the NYSE, subject to notice of issuance, there can be no assurance that an active market for the Preferred Securities will develop or be sustained in the future on such exchange. Although the Dealer Manager has indicated to SunAmerica and the Trust that it intends to make a market in the Preferred Securities as permitted by applicable laws and regulations prior to the commencement of trading on the NYSE, it is not obligated to do so and may discontinue any such market-making at any time without notice.
Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Preferred Securities. In order to satisfy the NYSE listing requirements, acceptance of Series B Preferred validly tendered in the Offer is subject to the condition that as of the Expiration Date there be at least 400 record or beneficial holders of Preferred Securities to be issued in exchange for such Series B Preferred, which condition may not be waived by SunAmerica or the Trust.


         To the extent Series B Preferred is tendered and accepted in the Offer, the liquidity and trading market for the Series B Preferred to be outstanding following the Offer, and the terms upon which such shares of Series B Preferred could be sold, could be adversely affected. In addition, if the Offer is substantially subscribed or oversubscribed, there would be a significant risk that round lot holdings of Series B Preferred outstanding following the Offer would be limited. See "Listing and Trading of Preferred Securities and Series B Preferred."


         The Offer is for up to 5,500,000 shares of Series B Preferred (or 97.9% of the 5,620,000 shares of Series B Preferred outstanding) rather than for all the outstanding shares of Series B Preferred, to reduce the risk that the Series B Preferred would be subject to delisting following consummation of the Offer.

         Under the rules of the NYSE, preferred securities such as the Series B Preferred are subject to delisting if (i) the aggregate value of publicly-held shares is less than $2 million and (ii) the number of publicly-held shares is less than 100,000. Since at least 120,000 shares of Series B Preferred will remain outstanding following consummation of the Offer, the number of outstanding shares of Series B Preferred will exceed the delisting criteria set forth in clause (ii) above. In addition, based on the market price of the Series B Preferred on the NYSE ($25 3/8 on December 19, 1994, the closing sales price of the Series B Preferred on the NYSE on the last full trading day immediately prior to SunAmerica's first public announcement of the Offer, and $26 on April 10, 1995), the Company believes that the aggregate value of the minimum number (120,000) of shares of Series B Preferred which will be outstanding following consummation of the Offer should exceed the delisting criteria set forth in clause (i) above. See "Price Range of Series B Preferred". If less than 5,500,000 shares of Series B Preferred are validly tendered, then the number of shares of Series B Preferred remaining outstanding, and the market value thereof, will be even greater.


Special Event Redemption or Distribution


         Upon the occurrence and during the continuation of a Tax Event or Investment Company Event (each as defined herein), which may occur at any time, the Trust shall, unless the Junior Subordinated Debentures are redeemed in the limited circumstances described below, be dissolved with the result that, in the manner described in "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution", Junior Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, and bearing accrued and unpaid interest equal to accrued and unpaid distributions on, the Preferred Securities and Common Securities would be distributed on a Pro Rata Basis to the holders of the Preferred Securities and Common Securities in liquidation of the Trust. In the case of a Tax Event, in certain circumstances, SunAmerica shall have the right to redeem the Junior Subordinated Debentures, in whole or in part, in which event the Trust will redeem Preferred Securities and Common Securities on a Pro Rata Basis to the same extent as the Junior Subordinated Debentures are redeemed. There can be no assurance as to the market prices for Preferred Securities or the Junior Subordinated Debentures which may be distributed in exchange for Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Preferred Securities or the Junior Subordinated Debentures which the investor may receive on dissolution and liquidation of the Trust, may trade at a discount to the price of the Series B Preferred exchanged. See "Description of the Preferred Securities -- Special Event Redemption or Distribution" and "Description of the Junior Subordinated Debentures -- General".


         Under current United States federal income tax law, a distribution of the Junior Subordinated Debentures upon a Tax Event or Investment Company Event would not be a taxable event to holders of the Preferred Securities. See "Taxation -- Distribution of Junior Subordinated Debentures to Holders of Preferred Securities".


Limited Voting Rights

         Holders of Preferred Securities will have limited voting rights and, subject to the rights of holders of Preferred Securities to appoint a Special Regular Trustee upon the occurrence of an Appointment Event, will not be able to appoint, remove or replace, or to increase or decrease the number of, Trustees, which rights are vested exclusively in the Common Securities.


Potential Market Volatility During Extension Period


         As described above, SunAmerica has the right to extend an interest payment period on the Junior Subordinated Debentures from time to time for a period not exceeding 20 consecutive quarterly interest periods. If SunAmerica determines to extend an interest payment period, or if SunAmerica thereafter extends an Extension Period or prepays interest accrued during an Extension Period as described above, the market price of the Preferred Securities is likely to be affected. In addition, as a result of such rights, the market price of the Preferred Securities (which represent an undivided interest in Junior Subordinated Debentures) may be more volatile than other securities on which original issue discount accrues that do not have such rights. A holder that disposes of its Preferred Securities during an Extension Period, therefore, may not receive the same return on its investment as a holder that continues to hold its Preferred Securities. See "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment Period".



           COMPARISON OF PREFERRED SECURITIES AND SERIES B PREFERRED

         The following is a brief summary of certain terms of the Preferred Securities and the Series B Preferred. For a more complete description of the Preferred Securities, see "Description of the Preferred Securities". For a complete description of the Junior Subordinated Debentures which will be deposited in the Trust as trust assets and will represent the sole source for the payment of distributions and other payments on the Preferred Securities, see "Description of the Junior Subordinated Debentures".



                                 Preferred Securities                 Series B Preferred
                                 ---------------------------------    -------------------------------------------------
Issuer                           The Trust.  Payment of               SunAmerica.
                                 distributions and on
                                 liquidation or redemption is
                                 guaranteed on a subordinated
                                 basis as and to the extent
                                 described herein by
                                 SunAmerica.

Distribution/Dividend               % per annum distribution          9 1/4% per annum dividend
Rate                             payable quarterly in arrears         payable on the 15th day of
                                 on the 15th day of March,            March, June, September and
                                 June, September and December         December of each year, out
                                 of each year, commencing June        of funds legally available
                                 15, 1995, from and including         therefor, when, as and if
                                 the Accrual Date, but only if,       declared by SunAmerica's
                                 and to the extent that, the          Board of Directors.
                                 Property Trustee has funds           Dividends are cumulative.
                                 available in the Property            Accumulated unpaid
                                 Account to make such                 dividends do not bear
                                 distribution.  During any            interest.
                                 Extension Period on the Junior
                                 Subordinated Debentures,
                                 distribution payments on the
                                 Preferred Securities will not
                                 be made but would continue to
                                 accrue, and, in the case of
                                 distributions in arrears for
                                 more than one quarter, would
                                 bear interest at the rate of
                                    % per annum, compounded
                                 quarterly.

Optional Redemption              See "Maturity/Mandatory              Redeemable at the option
                                 Redemption" below.                   of SunAmerica on and after
                                                                      June 15, 1997, in whole or
                                                                      in part, at a redemption
                                                                      price equal to 100% of the
                                                                      liquidation preference of
                                                                      the shares to be redeemed,
                                                                      plus accrued and unpaid
                                                                      dividends, if any, to the
                                                                      redemption date.

Maturity/Mandatory               The Preferred Securities will        None.
Redemption                       be redeemed upon the maturity
                                 or earlier redemption of the
                                 Junior Subordinated
                                 Debentures, at a redemption
                                 price equal to 100% of the
                                 liquidation amount of the
                                 Preferred Securities to be
                                 redeemed, plus accrued and
                                 unpaid distributions, if any,
                                 to the redemption date,
                                 including distributions
                                 accrued as a result of
                                 SunAmerica's election to defer
                                 payments of interest on the
                                 Junior Subordinated
                                 Debentures.  The Junior
                                 Subordinated Debentures have a
                                 final maturity of      , 2044.
                                 See "Description of the
                                 Preferred Securities --
                                 Mandatory Redemption" and "--
                                 Special Event Redemption or
                                 Distribution".

Subordination                    Subordinated to claims of            Subordinated to claims of
                                 creditors of the Trust, if           creditors of SunAmerica,
                                 any.  The Preferred Securities       including holders of
                                 and the Common Securities will       SunAmerica's outstanding
                                 rank pari passu with each            debt securities and the
                                 other and will have equivalent       Junior Subordinated
                                 terms; provided that (i) if an       Debentures, and effectively subordinated to all
                                 Event of Default under the           obligations of
                                 Declaration occurs and is            SunAmerica's subsidiaries,
                                 continuing, the holders of           but senior to the common
                                 Preferred Securities will have       stock of SunAmerica and
                                 a priority over holders of the       pari passu with all other
                                 Common Securities with respect       outstanding series of
                                 to payments in respect of            preferred stock of
                                 distributions and payments           SunAmerica.
                                 upon liquidation, redemption
                                 or otherwise and (ii) holders
                                 of Common Securities have the
                                 exclusive right (subject to
                                 the terms of the Declaration)
                                 to appoint, remove or replace
                                 Trustees and to increase or
                                 decrease the number of
                                 Trustees, subject to the right
                                 of holders of Preferred
                                 Securities to appoint a
                                 Special Regular Trustee upon
                                 the occurrence of an
                                 Appointment Event.  The Trust
                                 is not permitted to incur any
                                 indebtedness for borrowed
                                 money.  The Declaration
                                 provides that SunAmerica shall
                                 pay for all (and the Trust
                                 shall not be obligated to pay,
                                 directly or indirectly, for
                                 any) debts and obligations
                                 (other than with respect to
                                 the Trust Securities) and all
                                 costs and expenses of the
                                 Trust, including any income
                                 taxes, duties and other
                                 governmental charges, and all
                                 costs and expenses with
                                 respect thereto, to which the
                                 Trust may become subject,
                                 except for United States
                                 withholding taxes.
                                 SunAmerica's obligations under
                                 the Preferred Securities
                                 Guarantee will rank
                                 subordinate and junior to all
                                 other liabilities of
                                 SunAmerica, including the
                                 Junior Subordinated
                                 Debentures, except those made
                                 pari passu or subordinate by
                                 their terms, and will be
                                 effectively subordinated to
                                 all obligations of
                                 SunAmerica's subsidiaries, and
                                 senior to all capital stock
                                 now or hereafter issued by
                                 SunAmerica and to any
                                 guarantee now or hereafter
                                 entered into by SunAmerica in
                                 respect of any of its capital
                                 stock.

Listing                          The Preferred Securities have        The Series B Preferred is
                                 been approved for listing on         listed on the NYSE.
                                 the NYSE, subject to notice of
                                 issuance.  In order to satisfy
                                 the NYSE listing requirements,
                                 acceptance of Series B
                                 Preferred validly tendered in
                                 the Offer is subject to the
                                 condition that as of the
                                 Expiration Date there be at
                                 least 400 record or beneficial
                                 holders of Preferred
                                 Securities to be issued in
                                 exchange for such Series B
                                 Preferred, which condition may
                                 not be waived.

Dividends Received               Dividends are not eligible for       Dividends are eligible for
  Deduction                      the dividends received               the dividends received
                                 deduction for corporate              deduction for corporate
                                 holders.                             holders.

Voting Rights/                   Holders of Preferred                 If dividends shall be in
Enforcement                      Securities have no voting            arrears in an aggregate
                                 rights other than as provided        amount equivalent to six
                                 under the Business Trust Act         quarterly dividend
                                 or the Trust Indenture Act           payments, the Holders have
                                 unless either (i)                    the right (together with
                                 distributions on the Preferred       other classes of preferred
                                 Securities shall be in arrears       stock ranking on a parity
                                 for 6 consecutive quarterly          with the Series B
                                 distribution periods; (ii) an        Preferred either as to
                                 Event of Default under the           dividends or on the
                                 Declaration occurs and is            distribution of assets
                                 continuing with respect to the       upon liquidation) to elect
                                 Junior Subordinated                  two directors.
                                 Debentures; or (iii)
                                 SunAmerica is in default on
                                 any of its payment obligations
                                 under the Preferred Securities
                                 Guarantee, in which case
                                 holders have the right to
                                 appoint a Special Regular
                                 Trustee.  The Property Trustee
                                 has the power to exercise all
                                 rights under the Indenture
                                 with respect to the Junior
                                 Subordinated Debentures and is
                                 also authorized to enforce the
                                 Preferred Securities Guarantee
                                 on behalf of holders of the
                                 Preferred Securities.  If the
                                 Trust's failure to make
                                 distributions is a consequence
                                 of SunAmerica's exercise of
                                 its right to extend the
                                 interest payment period for
                                 the Junior Subordinated
                                 Debentures as described under
                                 "Distribution/Dividend Rate",
                                 the Property Trustee will have
                                 no right to enforce the
                                 payment of distributions until
                                 an Event of Default under the
                                 Declaration shall have
                                 occurred.  The holders of at
                                 least a majority in
                                 liquidation amount of the
                                 Preferred Securities will have
                                 the right to direct the
                                 Property Trustee with respect
                                 to certain matters under the
                                 Declaration and the Preferred
                                 Securities Guarantee.  If the
                                 Property Trustee fails to
                                 enforce its rights under the
                                 Indenture or fails to enforce
                                 the Preferred Securities
                                 Guarantee, any holder of
                                 Preferred Securities may,
                                 after a period of 30 days has
                                 elapsed from such holder's
                                 written request to the
                                 Property Trustee to enforce
                                 such rights or the Preferred
                                 Securities Guarantee,
                                 institute a legal proceeding
                                 against SunAmerica to enforce
                                 such rights or the Preferred
                                 Securities Guarantee, as the
                                 case may be.


                                  SUNAMERICA

         SunAmerica is a diversified financial services company with more than $24 billion of assets owned or under management. At December 31, 1994, these assets consisted of $14.78 billion of assets owned by SunAmerica, $2.04 billion of assets managed in mutual funds and private accounts and $7.63 billion under custody in retirement trust accounts. Together, the SunAmerica life insurance companies rank among the largest U.S. issuers of annuities. Complementing these annuity operations are SunAmerica's asset management operations; its two broker-dealers, which SunAmerica believes, based on industry data, represent the largest network of independent registered representatives in the nation; and its trust company which provides administrative and custodial services to qualified retirement plans. Through these subsidiaries, SunAmerica specializes in the sale of tax-deferred long-term savings products and investments to the expanding preretirement savings market. SunAmerica markets fixed annuities and fee-generating variable annuities, mutual funds and trust services, as well as guaranteed investment contracts. SunAmerica's products are distributed through a broad spectrum of financial services distribution channels, including independent registered representatives of SunAmerica's broker-dealer subsidiaries and unaffiliated broker-dealers, independent general insurance agents and financial institutions.

         The principal executive offices of SunAmerica are located at 1 SunAmerica Center, Los Angeles, California 90067-6022, telephone number (310) 772-6000.



                          SUNAMERICA CAPITAL TRUST I

         The Trust is a statutory business trust that was formed under the Trust Act on March 22, 1995 pursuant to a declaration of trust dated March 21, 1995 among the Trustees and SunAmerica and the filing of a certificate of trust with the Secretary of State of Delaware. Such declaration of trust will be amended and restated in its entirety as of the date the Trust accepts
Series B Preferred in the Offer (see "The Offer -- Terms of the Offer") substantially in the form filed as an exhibit to the Registration Statement of which this Offering Circular/Prospectus forms a part. The Declaration is qualified under the Trust Indenture Act. Upon issuance of the Preferred Securities, the holders thereof will own all of the issued and outstanding Preferred Securities. SunAmerica has agreed to acquire Common Securities in an amount equal to at least 3% of the total capital of the Trust and will own, directly or indirectly, all of the issued and outstanding Common Securities. The Preferred Securities and the Common Securities will rank pari passu with each other and will have equivalent terms; provided that (i) if an Event of Default under the Declaration occurs and is continuing, the holders of Preferred Securities will have a priority over holders of the Common
Securities with respect to payments in respect of distributions and payments upon liquidation, redemption or otherwise and (ii) holders of Common
Securities have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace Trustees and to increase or decrease the number of Trustees, subject to the right of holders of Preferred Securities to appoint a Special Regular Trustee upon the occurrence of an Appointment Event.

         The number of Trustees of the Trust shall initially be five. Three of the Trustees will be the Regular Trustees. The fourth trustee is The Bank of New York, which is unaffiliated with SunAmerica and which will serve as the Property Trustee and act as the indenture trustee for purposes of the Trust Indenture Act. The fifth trustee is an affiliate of The Bank of New York and will serve as the Delaware Trustee. Pursuant to the Declaration, legal title to the Junior Subordinated Debentures will be held by the Property Trustee for the benefit of the holders of the Trust Securities and the Property Trustee will have the power to exercise all rights, powers and privileges under the Indenture with respect to the Junior Subordinated Debentures. In addition, the Property Trustee will maintain exclusive control of the Property Account to hold all payments in respect of the Junior Subordinated Debentures for the benefit of the holders of Trust Securities. The Property Trustee will promptly make distributions to the holders of the Trust Securities out of funds from the Property Account. The Property Trustee will also hold the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities. Subject to the right of holders of Preferred Securities to appoint a Special Regular Trustee upon the occurrence of an Appointment Event, SunAmerica, as the direct or indirect owner of all of the Common Securities, has the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace Trustees and to increase or decrease the number of Trustees, provided that the number of Trustees shall at least be three, a majority of which shall be Regular Trustees.

         The Trust exists for the purpose of (a) issuing (i) its Preferred Securities in exchange for Series B Preferred validly tendered in the Offer and delivering such Series B Preferred to SunAmerica in consideration for the deposit by SunAmerica of Junior Subordinated Debentures in the Trust as trust assets, and (ii) its Common Securities to SunAmerica in exchange for cash and investing the proceeds thereof in an equivalent amount of Junior Subordinated Debentures and (b) engaging in such other activities as are necessary or incidental thereto. The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration, the Business Trust Act and the Trust Indenture Act.

         Under the Declaration, the Trust shall not, and the Trustees shall cause the Trust not to, engage in any activity other than in connection with the purposes of the Trust or other than as required or authorized by the Declaration. In particular, the Trust shall not and the Trustees shall not
(a) invest any proceeds received by the Trust from holding the Junior Subordinated Debentures but shall promptly distribute from the Property Account all such proceeds to holders of Trust Securities pursuant to the terms of the Declaration and of the Trust Securities; (b) acquire any assets other than as expressly provided in the Declaration; (c) possess Trust property for other than a Trust purpose; (d) make any loans, other than loans represented by the Junior Subordinated Debentures; (e) possess any power or otherwise act in such a way as to vary the Trust assets or the terms of the Trust Securities in any way whatsoever; (f) issue any securities or other evidences of beneficial ownership of, or beneficial interests in, the Trust other than the Trust Securities; (g) incur any indebtedness for borrowed money or (h)(i) direct the time, method and place of conducting any proceeding or any remedy available to the Indenture Trustee or the Property Trustee, or executing any trust or power conferred upon the Indenture Trustee with respect to the Junior Subordinated Debentures or the Property Trustee with respect to the Preferred Securities, (ii) waive any past default that is waivable under the Indenture or the Declaration, (iii) exercise any right to rescind or annul any declaration that the principal of all of the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures or the Declaration, in each case where such consent shall be required, unless in the case of this clause (h) the Property Trustee shall have received an unqualified opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that such action will not cause the Trust to be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership and that the Trust will continue to be classified as a grantor trust for United States federal income tax purposes.


         The books and records of the Trust will be maintained at the principal office of the Trust and will be open for inspection by a holder of Preferred Securities or his representative for any purpose reasonably related to its interest in the Trust during normal business hours. Each holder of Preferred Securities will be furnished annually with unaudited financial statements of the Trust as soon as available after the end of the Trust's fiscal year.


         Except as provided below or under the Business Trust Act and the Trust Indenture Act, holders of Preferred Securities will have no voting rights. If (i) distributions on the Preferred Securities are in arrears for 6 consecutive quarterly distribution periods, (ii) an Event of Default under the Declaration occurs and is continuing or (iii) SunAmerica is in default on any of its payment obligations under the Preferred Securities Guarantee, holders of Preferred Securities shall have the right to vote, as a single class, for the appointment of a Special Regular Trustee who need not be an employee or officer of or otherwise affiliated with SunAmerica. The Special Regular Trustee shall have the same rights, powers and privileges under the Declaration as the Regular Trustees. See "Description of the Preferred Securities -- Voting Rights".

         The Property Trustee, for the benefit of the holders of the Trust Securities, is authorized under the Declaration to exercise all rights under the Indenture with respect to the Junior Subordinated Debentures. The Property Trustee shall also be authorized to enforce the rights of holders of Preferred Securities under the Preferred Securities Guarantee. If the Trust's failure to make distributions on the Preferred Securities is a consequence of SunAmerica's exercise of its right to extend the interest payment period for the Junior Subordinated Debentures, the Property Trustee will have no right to enforce the payment of distributions on the Preferred Securities until an
Event of Default shall have occurred.   Holders of at least a majority in
liquidation amount of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration and the Preferred Securities Guarantee. If the Property Trustee fails to enforce its rights under the Indenture or fails to enforce the Preferred Securities Guarantee, any holder of Preferred Securities may, after a period of 30 days has elapsed from such holder's written request to the Property Trustee to enforce such rights or the Preferred Securities Guarantee, institute a legal proceeding against SunAmerica to enforce such rights or the Preferred Securities Guarantee, as the case may be. See "Description of the Preferred Securities -- Voting Rights".

         If an Indenture Event of Default occurs and is continuing with respect to Junior Subordinated Debentures, an Event of Default under the Declaration will occur and be continuing with respect to the Trust Securities. In such event, the Declaration provides that the holders of Common Securities will be deemed to have waived any such Event of Default with respect to the Common Securities until such Event of Default with respect to the Preferred Securities has been cured or waived. Until such Event of Default with respect to the Preferred Securities has been cured or waived, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration and consequently under the Indenture. See "Description of the Preferred Securities".

         The Declaration provides that the Trustees may treat the person in whose name a Preferred Security is registered on the books and records of the Trust as the sole holder thereof and of the Preferred Securities represented thereby for purposes of receiving distributions and for all other purposes and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such certificate or in the Preferred Securities represented thereby on the part of any person, whether or not the Trust shall have actual or other notice thereof. Preferred Securities will be issued in fully registered form. Investors may elect to hold their Preferred Securities directly or, subject to the rules and procedures of The Depository Trust Company ("DTC") described under "Description of the Preferred Securities -- Book-Entry; Delivery and Form", hold interests in a global certificate registered on the books and records of the Trust in the name of DTC or its nominee. Under the Declaration:

               (i) the Trust and the Trustees shall be entitled to deal with DTC (or any successor depositary) for all purposes, including the payment of distributions and receiving approvals, votes or consents under the Declaration, and except as set forth in the Declaration with respect to the Property Trustee, shall have no obligation to persons owning Preferred Securities ("Preferred Security Beneficial Owners") registered in the name of and held by DTC or its nominee; and

             (ii) the rights of Preferred Security Beneficial Owners shall be exercised only through DTC (or any successor depositary) and shall be limited to those established by law and agreements between such Owners and DTC and/or its participants. See "Description of the Preferred Securities -- Book-Entry; Delivery and Form". With respect to Preferred Securities registered in the name of and held by DTC or its nominee, all notices and other communications required under the Declaration shall be given to, and all distributions on such Preferred Securities shall be given or made to, DTC (or its successor).

         In the Declaration, SunAmerica has agreed to pay for all (and the Trust shall not be obligated to pay, directly or indirectly, for any) debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including the fees and expenses of the Trustees and any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes. See "Risk Factors" and "Description of the Preferred Securities". The foregoing obligations of SunAmerica under the Declaration are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice hereof. Any such Creditor may enforce such obligations of SunAmerica directly against SunAmerica and SunAmerica has irrevocably waived any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against SunAmerica. SunAmerica has agreed in the Declaration to execute such additional agreements as may be necessary or desirable in order to give full effect to the foregoing.


         The foregoing summary of certain provisions of the Declaration does not purport to be complete and is qualified in its entirety by reference to the Declaration which have been filed as exhibits to the Registration Statement of which this Offering Circular/Prospectus is a part.

         The business address of the Trust is c/o SunAmerica Inc., 1 SunAmerica Center, Los Angeles, California 90067-6022, telephone number (310) 772-6000.




                      RATIOS OF EARNINGS TO FIXED CHARGES


                                                                                                       Three months ended
                                                   Years ended September 30,                               December 31,
                                   ----------------------------------------------------------   -------------------------------
                                    1990         1991        1992        1993         1994            1993            1994
                                    -----        ----        ----        ----         ----            ----            ----

Ratio of earnings to fixed
     charges (excluding interest
     on fixed annuities,
     guaranteed investment
     contracts and trust
     deposits) (1)                       2.4         2.7         4.0         6.1         5.8              6.2             5.5
                                   =========   =========   =========   =========   ==========   =============   =============

Ratio of earnings to fixed
     charges (including interest
     on fixed annuities,
     guaranteed investment
     contracts and trust
     deposits) (2)                      1.1         1.1         1.2         1.4         1.5              1.5             1.5
                                   =========   =========   =========   =========   ==========   =============   =============
Ratio of earnings to combined
    fixed charges and
    preferred stock dividends
    (excluding interest on
    fixed annuities, guaranteed
    investment contracts
    and trust deposits) (3)              2.0         2.3         2.7         2.8         2.8              2.8             3.1
                                   =========   =========   =========   =========   ==========   =============   =============
Ratio of earnings to combined
    fixed charges and
    preferred stock dividends
    (including interest on
    fixed annuities, guaranteed
    investment contracts
    and trust deposits) (4)              1.1         1.1         1.2         1.3         1.4              1.3             1.4
                                   =========   =========   =========   =========   ==========   =============   =============
_______________

<FN1>
 In computing the ratio of earnings to fixed charges (excluding interest on fixed annuities, guaranteed investment contracts and trust deposits), fixed charges consist of interest expense on senior and subordinated indebtedness.  Earnings are computed by adding interest incurred on senior and subordinated indebtedness to pretax income.

<FN2>
 In computing the ratio of earnings to fixed charges (including interest on fixed annuities, guaranteed investment contracts and trust deposits), fixed charges consist of interest expense on senior and subordinated indebtedness, fixed annuity contracts, guaranteed investment contracts and trust deposits.  Earnings are computed by adding interest incurred on senior and subordinated indebtedness, fixed annuity contracts, guaranteed investment contracts and trust deposits to pretax income.

<FN3>
 In computing the ratio of earnings to combined fixed charges and preferred stock dividends (excluding interest on fixed annuities, guaranteed investment contracts and trust deposits), combined fixed charges and preferred stock dividends consist of interest expense on senior and subordinated indebtedness and dividends on preferred stock on a tax equivalent basis.  Earnings are computed by adding interest incurred on senior and subordinated indebtedness to pretax income.

<FN4>
 In computing the ratio of earnings to combined fixed charges and preferred stock dividends (including interest on fixed annuities, guaranteed investment contracts and trust deposits), combined fixed charges and preferred stock dividends consist of interest expense on senior and subordinated indebtedness, fixed annuity contracts, guaranteed investment contracts and trust deposits and dividends on preferred stock on a tax equivalent basis.  Earnings are computed by adding interest incurred on senior and subordinated indebtedness, fixed annuity contracts, guaranteed investment contracts and trust deposits to pretax income.


                     SELECTED CONSOLIDATED FINANCIAL DATA

         Reference is made to SunAmerica's Annual Report on Form 10-K for the fiscal year ended September 30, 1994 (the "Form 10-K"), which is incorporated by reference in this Offering Circular/Prospectus and which contains SunAmerica's audited consolidated financial statements, including the consolidated income statement for SunAmerica's three fiscal years in the period ended September 30, 1994, consolidated balance sheets as of September 30, 1993 and 1994, and the related notes. Selected unaudited financial information as of and for the three months ended December 31, 1993 and 1994 should be read in conjunction with the audited consolidated financial statements and related notes contained in the Form 10-K and the unaudited consolidated financial statements contained in SunAmerica's Quarterly Report on Form 10-Q for the quarter ended December 31, 1994 (the "Form 10-Q"), which report is also incorporated by reference in this Offering Circular/Prospectus. Such unaudited information reflects, in the opinion of management, all adjustments, consisting of only normal accruals, necessary for a consistent presentation with the audited financial information. Results of operations for the three months ended December 31, 1994 may not necessarily be indicative of the results to be expected for the full fiscal year.

                                                                                                           Three months ended
                                                          Years ended September 30,                            December 31,
                                  -----------------------------------------------------------------      ------------------------
                                      1990         1991          1992          1993          1994          1993           1994
                                      ----         ----          ----          ----          ----          ----           ----
                                                         (In thousands, except per common share amounts and ratios)
Results of operations
   Net investment income ......   $ 132,947     $ 162,412     $ 219,384     $ 263,791     $ 294,454      $ 70,714        $ 78,109
Net realized investment
losses ........................     (29,319)      (46,060)      (56,364)      (21,287)      (21,124)       (5,367)         (7,066)
Fee income ....................      72,327        92,689       112,831       134,305       150,736        37,627          39,661
General and administrative
expenses.......................    (112,860)     (120,475)     (133,058)     (135,790)     (132,743)      (33,457)        (33,108)
Provision for future
guaranty fund assessments .             ---           ---           ---       (22,000)          ---           ---             ---
Amortization of deferred
acquisition costs .............     (27,872)      (40,088)      (48,375)      (51,860)      (66,925)      (15,243)        (18,674)
Other income and expenses,
net ...........................      25,644        24,903        16,673        16,852        15,603         2,990           4,612
                                  ------------- -----------   -----------   -----------   -----------   -------------   ---------
Pretax income .................      60,867        73,381       111,091       184,011       240,001        57,264          63,534
Income tax expense ............     (22,100)      (25,900)      (34,300)      (57,000)      (74,700)      (17,700)        (18,400)
                                  ------------- -----------   -----------   -----------   -----------   -------------   ---------
Income before cumulative
effect of change in
accounting for income
taxes  ........................      38,767        47,481        76,791       127,011       165,301        39,564          45,134
Cumulative effect of change
in accounting for income
taxes  ........................        ---           ---           ---           ---        (33,500)      (33,500)           ---
                                  ------------- -----------   -----------   -----------   -----------   -------------   ---------
Net income ....................   $  38,767     $  47,481     $  76,791     $ 127,011     $ 131,801     $   6,064        $ 45,134
                                  ============= ===========   ===========   ===========   ===========   =============   =========
Earnings per share:
  Income before cumulative
    effect of change in
    accounting for income
    taxes......................   $     1.02    $     1.32    $     1.80    $     2.75    $    3.58     $    0.85       $    0.98
Cumulative effect of
     change in accounting
          for income taxes... .        ---           ---           ---           ---           (.81)        (0.80)           ---
                                  -------------   ---------   -----------   -----------   -----------   -------------   ---------
  Net income ..................   $     1.02    $     1.32    $     1.80    $     2.75    $      2.77   $    0.05       $    0.98
                                  ============= ===========   ===========   ===========   ===========   =============   =========
Cash dividends per share
  paid to common
  shareholders:
    Nontransferable Class B
      Stock ...................   $   0.180     $   0.180     $    0.180    $    0.252    $    0.360    $   0.090       $   0.135
                                  ============= ===========   ===========   ===========   ===========   =============   =========
    Common Stock  .............   $   0.200     $   0.200     $    0.200    $    0.280    $    0.400    $   0.100       $   0.150
                                  ============= ===========   ===========   ===========   ===========   =============   =========



SELECTED CONSOLIDATED FINANCIAL DATA (continued)


                                                             At September 30,                                  At December 31,
                               ------------------------------------------------------------------------   -------------------------
                                    1990           1991           1992           1993          1994          1993          1994
                                    ----           ----           ----           ----          ----          ----          ----
                                                            (In thousands, except book value per common share)
Financial Position
Investments..................   $ 7,275,401    $ 7,596,275   $  9,428,266    $10,364,952   $  9,280,390   $10,387,761  $  9,493,129
Variable annuity assets......     2,145,196      2,746,685      3,293,343      4,194,970      4,513,093     4,432,876     4,359,290
Deferred acquisition costs...       356,088        392,278        436,209        475,917        581,874       483,092       603,954
Other assets ................       301,906        279,007        245,833        231,582        280,868       237,346       322,176
                                -----------    -----------    -----------    -----------    -----------   -----------   -----------
Total assets ................   $10,078,591    $11,014,245    $13,403,651    $15,267,421    $14,656,225   $15,541,075   $14,778,549
                                ===========    ===========    ===========    ===========    ===========   ===========   ===========
Reserves for fixed annuity
contracts....................   $ 5,523,320    $ 5,359,757    $ 5,143,339    $ 4,934,871    $ 4,519,623   $ 4,810,948   $ 4,545,686
Reserves for guaranteed
 investment contracts........     1,294,338      1,598,963      2,023,048      2,216,104      2,783,522     2,378,606     3,018,234
Trust deposits ..............           ---            ---        367,458        378,986        442,320       382,315       464,840
Variable annuity
 liabilities.................     2,145,196      2,746,685      3,293,343      4,194,970      4,513,093     4,432,876     4,359,290
Other payables and
accrued liabilities..........       159,416        344,789      1,372,010      1,828,153        860,763     1,678,885       901,347
Long-term notes and
   debentures................           ---            ---        225,000        380,560        472,835       404,835       472,835
Collateralized mortgage
   obligations and reverse
   repurchase agreements.....       368,907        299,343        182,784        112,032         28,662       241,383           ---

Other senior indebtedness....        43,503         38,035         25,919         15,119            ---           ---           ---
Subordinated notes...........       119,485        117,985            ---            ---            ---
Deferred income taxes........        40,353         58,779         40,682         96,599         74,319       119,396        54,369
Shareholders' equity.........       384,073        449,909        730,068      1,110,027        961,088     1,091,831       961,948
                                -----------    -----------    -----------    -----------    -----------   -----------   -----------
Total liabilities and
   shareholders' equity......   $10,078,591    $11,014,245    $13,403,651    $15,267,421    $14,656,225   $15,541,075   $14,778,549
                                ===========    ===========    ===========    ===========    ===========   ===========   ===========
Book value per common
   share.....................   $      9.98    $     12.24    $     14.54    $     22.64    $     18.90   $     22.12   $     18.76
                                ===========    ===========    ===========    ===========    ===========   ===========   ===========




                                CAPITALIZATION

         The following table sets forth the consolidated capitalization of SunAmerica and its subsidiaries at December 31, 1994 and as adjusted to give effect to the issuance of Preferred Securities in exchange for the Series B Preferred. Interest rates are as of December 31, 1994. The "As Adjusted" capitalization described in the table below assumes that Holders of 5,500,000 shares of Series B Preferred elect to participate in the Offer. To the extent holders of Series B Preferred do not participate in the Offer, Minority interests in consolidated subsidiary would be reduced and Preferred Stock would be increased by an amount equal to the additional liquidation value of the Series B Preferred which remained outstanding.

                                                      December 31, 1994
                                               -------------------------------
                                                  Actual         As Adjusted
                                               -------------    --------------
                                                       (In thousands)
Indebtedness:

Long-term notes and debentures:
   Medium-term notes due 1998 through 2005
     (5-3/8% to 6-3/4%)....................      $  147,835        $  147,835
   8-1/8% debentures due
     April 28, 2023........................         100,000           100,000
   9.95% debentures due
     February 1, 2012......................         100,000           100,000
   9% notes due January 15, 1999...........         125,000           125,000
                                               -------------    --------------
Total indebtedness.........................         472,835           472,835
                                               -------------    --------------
Minority interests in consolidated
    subsidiary (Preferred Securities of
    the Trust).............................           ---             137,500
                                               -------------    --------------
Shareholders' equity:
   Preferred Stock.........................         374,273           236,773
   Nontransferable Class B Stock...........           6,826             6,826
   Common Stock............................          29,327            29,327
   Additional paid-in capital..............         201,536           201,536
   Retained earnings.......................         545,020           545,020
   Net unrealized losses on debt and
     equity securities available for sale..        (195,034)         (195,034)
                                               -------------    --------------
   Total shareholders' equity .............         961,948           824,448
                                               -------------    --------------
Total capitalization.......................      $1,434,783        $1,434,783
                                               =============    ==============




                                   THE OFFER

Purpose of the Offer

         The purpose of the Offer is to refinance the Series B Preferred with the Preferred Securities and to achieve certain tax efficiencies while preserving SunAmerica's flexibility with respect to future financings. This refinancing will permit SunAmerica to deduct interest payable on the Junior Subordinated Debentures for United States federal income tax purposes; dividends payable on the Series B Preferred are not deductible.

         Following the Offer, and depending on the number of shares of Series B Preferred tendered, SunAmerica may take additional actions to reduce further or eliminate the remaining Series B Preferred, including by making purchases of Series B Preferred in the open market, by making subsequent tender or exchange offers or by undertaking a recapitalization transaction. Such transactions could be undertaken on terms which are more favorable or less favorable than the exchange ratios in the Offer. SunAmerica has made no decision to take any such actions, and there is no assurance that SunAmerica will take any such actions.

General

         Participation in the Offer is voluntary and Holders of Series B Preferred should carefully consider whether to accept. Neither the board of directors of SunAmerica nor SunAmerica nor the Trustees nor the Trust makes any recommendation to Holders as to whether to tender or refrain from tendering in the Offer. Holders of Series B Preferred are urged to consult their financial and tax advisors in making their decisions on what action to take in light of their own particular circumstances.


         Unless the context requires otherwise, the term "Holder" with respect to the Offer means (i) any person in whose name any shares of Series B Preferred are registered on the books of SunAmerica or (ii) any other person who has obtained a properly completed stock power from the registered holder, or (iii) any person whose shares of Series B Preferred are held of record by DTC who desires to deliver such Series B Preferred by book-entry transfer at DTC.


Terms of the Offer

         Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal, the Trust will exchange its Preferred Securities for up to 5,500,000 outstanding shares of Series B Preferred. The Offer will be effected on a basis of one Preferred Security for each share of Series B Preferred validly tendered and accepted for exchange. See " -- Procedures for Tendering". Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal, the Trust will accept up to 5,500,000 shares of Series B Preferred validly tendered and not withdrawn prior to the Expiration Date and, unless the Offer has been withdrawn or terminated, will deliver Preferred Securities in exchange therefor to tendering Holders of Series B Preferred as promptly as practicable following the Expiration Date. The Trust expressly reserves the right, in its sole discretion, to delay acceptance for exchange of Series B Preferred tendered under the Offer and the delivery of the Preferred Securities with respect to the Series B Preferred accepted for exchange (subject to Rules 13e-4 and 14e-1 under the Exchange Act, which require that the Trust consummate the Offer or return the Series B Preferred deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of the Offer), or to withdraw or terminate the Offer at any time prior to the Expiration Date for any reason.

         In all cases, except to the extent waived by the Trust, delivery of Preferred Securities issued with respect to the Series B Preferred accepted for exchange pursuant to the Offer will be made only after timely receipt by the Exchange Agent of Series B Preferred (or confirmation of book-entry transfer thereof), a properly completed and duly executed Letter of Transmittal and any other documents required thereby.


         As of the date of this Offering Circular/Prospectus, there were 5,620,000 shares of Series B Preferred outstanding. This Offering Circular/Prospectus, together with the Letter of Transmittal, is being sent to
all registered Holders as of April   , 1995.


         The Trust shall be deemed to have accepted validly tendered Series
B Preferred (or defectively tendered Series B Preferred with respect to which the Trust has waived such defect) when, as and if the Trust has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving Series B Preferred from, and remitting Preferred Securities to, tendering Holders who are participating in the Offer. Upon the terms and subject to the conditions of the Offer, delivery of Preferred Securities to tendering Holders will be made as promptly as practicable following the Expiration Date.

         If proration of tendered shares of Series B Preferred is required, because of the difficulty in determining the number of shares of Series B Preferred validly tendered (including shares tendered by the guaranteed delivery procedures described in "-- Procedures for Tendering"), the Trust does not expect that it would be able to announce the final proration factor or to commence the exchange for any shares of Series B Preferred pursuant to the Offer until approximately seven Business Days after the Expiration Date. Preliminary results of the proration will be announced by press release as promptly as practicable after the Expiration Date. Holders of shares of Series B Preferred may obtain such preliminary information from the Dealer Manager, the Information Agent or the Exchange Agent and may also be able to obtain such information from their brokers.

         If any tendered shares of Series B Preferred are not accepted for exchange because of an invalid tender, proration, the occurrence of certain other events set forth herein or otherwise, unless otherwise requested by the Holder under "Special Delivery Instructions" in the Letter of Transmittal, such shares of Series B Preferred will be returned, without expense, to the tendering Holder thereof (or in the case of shares of Series B Preferred tendered by book-entry transfer into the Exchange Agent's account at DTC, such shares of Series B Preferred will be credited to an account maintained at DTC designated by the participant therein who so delivered such Series B Preferred), as promptly as practicable after the Expiration Date or the withdrawal or termination of the Offer.

         Holders of Series B Preferred will not have any appraisal or dissenters' rights under the Maryland General Corporation Law in connection with the Offer. The Trust intends to conduct the Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

         Holders who tender Series B Preferred in the Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Series B Preferred pursuant to the Offer. See "Fees and Expenses; Transfer Taxes".


         Holders tendering Series B Preferred held in global form shall receive Preferred Securities in global form and holders tendering Series B Preferred held directly in certificated form shall receive Preferred Securities in certificated form, in each case unless otherwise specified in the Letter of Transmittal. See "Procedures for Tendering".


Expiration Date; Extensions; Amendments; Termination

         The Offer will expire on the Expiration Date. The Trust reserves the right to extend the Offer in its sole discretion at any time and from time to time by giving oral or written notice to the Exchange Agent and by timely public announcement communicated, unless otherwise required by applicable law or regulation, by making a release to the Dow Jones News Service. During any extension of the Offer, all Series B Preferred previously tendered pursuant to the Offer and not withdrawn will remain subject to the Offer.


         Except as provided below, the Trust expressly reserves the right to
(i) extend, amend or modify the terms of the Offer in any manner and (ii) withdraw or terminate the Offer and not accept for exchange any Series B Preferred at any time prior to the Expiration Date for any reason, including (without limitation) if fewer than 2,810,000 shares of Series B are tendered in the Offer (which conditions may be waived by SunAmerica and the Trust). If the Trust makes a material change in the terms of the Offer or if it waives a material condition of the Offer, the Trust will extend the Offer. The minimum period for which the Offer will be extended following a material change or waiver, other than a change in the amount of Series B Preferred sought for exchange, will depend upon the facts and circumstances, including the relative materiality of the change or waiver. With respect to a change in the amount of Series B Preferred sought, if required, the Offer will remain open for a minimum of ten Business Days following public announcement of such change.
Any withdrawal or termination of the Offer will be followed as promptly as practicable by public announcement thereof. If the Trust withdraws or terminates the Offer, it will give immediate notice to the Exchange Agent, and all Series B Preferred theretofore tendered pursuant to the Offer will be returned promptly to the tendering Holders thereof. See "-- Withdrawal of Tenders". In order to satisfy the NYSE listing requirements, acceptance of Series B Preferred validly tendered in the Offer is subject to the condition that as of the Expiration Date there be at least 400 record or beneficial holders of Preferred Securities to be issued in exchange for such Series B Preferred, which condition may not be waived.


Procedures for Tendering

         The tender of Series B Preferred by a Holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such Holder and the Trust in accordance with the terms and subject to the conditions set forth herein and in the Letter of Transmittal.

         Each Holder of the Series B Preferred wishing to participate in the Offer must (i) properly complete and sign the Letter of Transmittal in accordance with the instructions contained herein and in the Letter of Transmittal, together with any required signature guarantees, and deliver the same to the Exchange Agent, at one of its addresses set forth in "-- Exchange Agent and Information Agent" prior to the Expiration Date and either (a) certificates for the Series B Preferred must be received by the Exchange Agent at such address or (b) such Series B Preferred must be transferred pursuant to the procedures for book-entry transfer described below and a confirmation of such book-entry transfer must be received by the Exchange Agent, in each case prior to the Expiration Date or (ii) comply with the guaranteed delivery procedures described below.

         In order to participate in the Offer, Holders of Series B Preferred must submit a Letter of Transmittal and comply with the other procedures for tendering in accordance with the instructions contained herein and in the Letter of Transmittal prior to the Expiration Date.

LETTERS OF TRANSMITTAL, SERIES B PREFERRED AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT, NOT TO THE TRUST, THE DEALER MANAGER OR THE INFORMATION AGENT.

         Special Procedure for Beneficial Owners. Any beneficial owner whose Series B Preferred is registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Series B Preferred, either make appropriate arrangements to register ownership of the Series B Preferred in such owner's name or obtain a properly completed stock power from the registered Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

         THE METHOD OF DELIVERY OF SERIES B PREFERRED AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL, RETURN RECEIPT REQUESTED, BE USED, INSURANCE BE
OBTAINED, AND THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE.


         Signature Guarantees. If tendered Series B Preferred is registered in the name of the signer of the Letter of Transmittal and the Preferred Securities to be issued in exchange therefor are to be issued (and any untendered Series B Preferred is to be reissued) in the name of the registered Holder (which term, for the purposes described herein, shall include any participant in DTC whose name appears on a security listing as the owner of Series B Preferred), the signature of such signer need not be guaranteed. If the tendered Series B Preferred is registered in the name of someone other than the signer of the Letter of Transmittal, or if Preferred Securities issued in exchange therefor are to be issued in the name of any other person other than the signer of the Letter of Transmittal, such tendered Series B Preferred must be endorsed or accompanied by written instruments of transfer in form satisfactory to the Trust and duly executed by the registered Holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a financial institution (including most banks, savings and loans associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program (any of the foregoing hereinafter referred to as an "Eligible Institution"). If the Preferred Securities and/or the Series B Preferred not exchanged are to be delivered to an address other than that of the registered Holder appearing on the register for the Series B Preferred, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.


         Book-Entry Transfer. The Trust understands that the Exchange Agent will make a request promptly after the date of this Offering Circular/Prospectus to establish accounts with respect to the Series B Preferred at DTC for the purpose of facilitating the Offer, and subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of Series B Preferred by causing DTC to transfer such Series B Preferred into the Exchange Agent's account with respect to the Series B Preferred in accordance with DTC's Automated Tender Offer Program ("ATOP") procedures for such book-entry transfers. However, the exchange for the Series B Preferred so tendered will only be made after timely confirmation (a "Book-Entry Confirmation") of such Book-Entry Transfer of Series B Preferred into the Exchange Agent's account, and timely receipt by the Exchange Agent of an Agent's Message (as such term is defined in the next sentence) and any other documents required by the Letter of Transmittal. The term "Agent's Message" means a message, transmitted by DTC and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that DTC has received an express acknowledgment from a participant tendering Series B Preferred that is the subject of such Book-Entry Confirmation that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Trust may enforce such agreement against such participant.

         Guaranteed Delivery. If a Holder desires to participate in the Offer and time will not permit a Letter of Transmittal or Series B Preferred to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at its office prior to the Expiration Date, a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering Holder, the name(s) in which the Series B Preferred is registered and, if the Series B Preferred is held in certificated form, the certificate numbers of the Series B Preferred to be tendered, and stating that the tender is being made thereby and guaranteeing that within five NYSE trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the Series B Preferred in proper form for transfer together with a properly completed and duly executed Letter of Transmittal (and any other required documents), or a confirmation of book-entry transfer of such Series B Preferred into the Exchange Agent's account at DTC, will be delivered by such Eligible Institution. Unless the Series B Preferred being tendered by the above-described method is deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents) or a confirmation of book-entry transfer of such Series B Preferred into the Exchange Agent's account at DTC in accordance with DTC's ATOP procedures is received, the Trust may, at its option, reject the tender. In addition to the copy being transmitted herewith, copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent and the Information Agent.

         Miscellaneous. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Series B Preferred will be determined by the Trust, whose determination will be final and binding. The Trust reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of the Trust's counsel, be unlawful. The Trust also reserves the absolute right to waive any defect or irregularity in the tender of any Series B Preferred, and the Trust's interpretation of the terms and conditions of the Offer (including the instructions in the Letter of Transmittal) will be final and binding. None of the Trust, the Exchange Agent, the Dealer Manager, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

         Tenders of Series B Preferred involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Series B Preferred received by the Exchange Agent that is not validly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holder (or in the case of Series B Preferred tendered by book-entry transfer into the Exchange Agent's account at DTC, such Series B Preferred will be credited to an account maintained at DTC designated by the participant therein who so delivered such Series B Preferred), unless otherwise requested by the Holder in the Letter of Transmittal, as promptly as practicable after the Expiration Date or the withdrawal or termination of the Offer.

Letter of Transmittal

         The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Offer.

         The party tendering Series B Preferred for exchange (the "Transferor") exchanges, assigns and transfers the Series B Preferred to the Trust, and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause the Series B Preferred to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer the Series B Preferred and to acquire Preferred Securities issuable upon the exchange of such tendered Series B Preferred and that, when such Transferor's shares of Series B Preferred are accepted for exchange, the Trust will acquire good and unencumbered title to such shares of tendered Series B Preferred, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Trust to be necessary or desirable to complete the exchange, assignment and transfer of tendered Series B Preferred or transfer ownership of such Series B Preferred on the account books maintained by DTC. All authority conferred by the Transferor will survive the death, bankruptcy or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

Withdrawal of Tenders

         Tenders of Series B Preferred pursuant to the Offer may be withdrawn at any time prior to the Expiration Date and, unless accepted for exchange by the Trust, may be withdrawn at any time after 40 Business Days after the date of this Offering Circular/Prospectus.

         To be effective, a written notice of withdrawal delivered by mail, hand delivery or facsimile transmission must be timely received by the Exchange Agent at the address set forth below under "-- Exchange Agent and Information Agent". The method of notification is at the risk and election of the Holder. Any such notice of withdrawal must specify (i) the Holder named in the Letter of Transmittal as having tendered Series B Preferred to be withdrawn, (ii) if the Series B Preferred is held in certificated form, the certificate numbers of the Series B Preferred to be withdrawn, (iii) that such Holder is withdrawing his election to have such Series B Preferred exchanged and (iv) the name of the registered Holder of such Series B Preferred, and must be signed by the Holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Trust that the person withdrawing the tender has succeeded to the beneficial ownership of the Series B Preferred being withdrawn. The Exchange Agent will return the properly withdrawn Series B Preferred promptly following receipt of notice of withdrawal. If Series B Preferred has been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Series B Preferred and otherwise comply with DTC's procedures. All questions as to the validity of notice of withdrawal, including time of receipt, will be determined by the Trust, and such determination will be final and binding on all parties. Withdrawals of tenders of Series B Preferred may not be rescinded and any Series B Preferred withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. Properly withdrawn Series B Preferred, however, may be retendered by following the procedures therefor described elsewhere herein at any time prior to the Expiration Date. See "-- Procedures for Tendering."

Acceptance of Shares and Proration

         Upon the terms and subject to the conditions of the Offer, if 5,500,000 or fewer shares of Series B Preferred have been validly tendered and not withdrawn prior to the Expiration Date, the Trust will accept for exchange all such shares of Series B Preferred. Upon the terms and subject to the conditions of the Offer, if more than 5,500,000 shares of Series B Preferred (or, if decreased as described herein, such lesser number as the Trust may elect to purchase pursuant to the Offer) have been validly tendered and not withdrawn prior to the Expiration Date, the Trust will accept for exchange shares of Series B Preferred from each tendering Holder on a pro rata basis, subject to adjustment to avoid the acceptance for exchange of fractional shares.

         If the Trust decreases the amount of Series B Preferred sought, and the Offer is scheduled to expire less than ten Business Days from and including the date that notice of such decrease is first published, sent or given in the manner specified in "-- Expiration Date; Extensions; Amendments; Termination", then the Offer will be extended for ten Business Days from and including the date of such notice.

         All shares of Series B Preferred not accepted pursuant to the Offer, including shares not purchased because of proration, will be returned to the tendering Holders at the Trust's expense as promptly as practicable following the Expiration Date.


Exchange Agent and Information Agent

         The First National Bank of Chicago has been appointed as Exchange Agent for the Offer.

                              The Exchange Agent:

                      The First National Bank of Chicago

    By Hand or Overnight Courier in         By Hand or Overnight Courier in
            Chicago:                                   New York:

  The First National Bank of Chicago,       First Chicago Trust Company of
            Exchange Agent                             New York
        One North State Street                      14 Wall Street
               9th Floor                         8th Floor - Window 2
  Attention:  Securities Processing            New York, New York  10005
              Suite 0124
       Chicago, Illinois  60602

                                   By Mail:

                    The First National Bank of Chicago,
                              Exchange Agent
                   Registered Securities Processing Unit
                         One First National Plaza
                                Suite 0124
                       Chicago, Illinois  60670-0124


                           By Facsimile Transmission
                       (For Eligible Institutions Only):

                       (312) 407-1067 or (212) 240-8938

               Confirm Receipt of Notice of Guaranteed Delivery
                                 by Telephone:

             (800) 524-9472 (Chicago) or (212) 240-8800 (New York)

         Georgeson & Company Inc. has been retained by SunAmerica and the Trust as the Information Agent to assist in connection with the Offer. Questions and requests for assistance regarding the Offer, requests for additional copies of this Offering Circular/Prospectus, the Letter of Transmittal and requests for Notice of Guaranteed Delivery may be directed to the Information Agent at Wall Street Plaza, New York, New York 10005, telephone (800) 223-2064.

         SunAmerica will pay the Exchange Agent and Information Agent reasonable and customary fees for their services and will reimburse them for all their reasonable out-of-pocket expenses in connection therewith.


Dealer Manager; Soliciting Dealers

         Merrill Lynch & Co., as Dealer Manager, has agreed to solicit exchanges of Series B Preferred for Preferred Securities. SunAmerica will pay
the Dealer Manager a fee of $     per share of Series B Preferred accepted
pursuant to the Offer.  The maximum fee payable to the Dealer Manager is
approximately $      million.  SunAmerica will also reimburse the Dealer
Manager for certain reasonable out-of-pocket expenses in connection with the Offer and will indemnify the Dealer Manager against certain liabilities, including liabilities under the Securities Act. Merrill Lynch & Co. engages in transactions with, and from time to time has performed services for, SunAmerica, including acting as lead underwriter for the issuance of the Series B Preferred.

         The Company will pay to a Soliciting Dealer a solicitation fee of $ per share of Series B Preferred validly tendered and accepted for exchange pursuant to the Offer. As used in this Offering Circular/Prospectus, "Soliciting Dealer" includes (i) any broker or dealer in securities, including the Dealer Manager in its capacity as a broker or dealer, who is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) any foreign broker or dealer not eligible for membership in the NASD who agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (iii) any bank or trust company, any one of whom has solicited and obtained a tender pursuant to the Offer. No such fee shall be payable to a Soliciting Dealer in respect of shares of Series B Preferred registered in the name of such Soliciting Dealer unless (i) such shares are held by such Soliciting Dealer as nominee and such shares are being tendered for the benefit of one or more beneficial owners identified on the Letter of Transmittal or on the Notice of Solicited Tenders (included in the materials provided to brokers and dealers) or (ii) such shares are being tendered for the benefit of the Soliciting Dealer and such Soliciting Dealer certifies on the Letter of Transmittal or on the Notice of Solicited Tenders that such shares of Series B Preferred were acquired by the Soliciting Dealer
(x) after the announcement of the Offer, (y) at a price not in excess of $25 per share (the stated liquidation preference of the Series B Preferred) and (z) from a holder solicited by the Soliciting Dealer. For purposes of clause (z), "solicited" shall mean direct contact (other than the mailing of the tender offer materials) with the holder relating to the tender of shares of Series B Preferred beneficially owned by the holder that resulted in the purchase by the Soliciting Dealer of such shares. No such fee shall be payable to a Soliciting Dealer with respect to the tender of shares of Series B Preferred by a holder unless the Letter of Transmittal accompanying such tender designates such Soliciting Dealer as such in the box captioned "Solicited Tenders" or the Notice of Solicited Tenders accompanying such tender designates such Soliciting Dealer. No such fee shall be payable to the Soliciting Dealer with respect to the tender of shares of Series B Preferred by the holder of record, for the benefit of the beneficial owner, unless the beneficial owner has designated such Soliciting Dealer. No such fee shall be payable to the Soliciting Dealer unless the Soliciting Dealer returns a Notice of Solicited Tenders to the Exchange Agent within 5 business days after the Expiration Date. No such fee shall be payable to a Soliciting Dealer if such Soliciting Dealer is required for any reason to transfer the amount of such fee to a depositing holder (other than itself). No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of SunAmerica, the Trust, the Exchange Agent, the Information Agent or the Dealer Manager for purposes of the Offer. The maximum fee payable to Soliciting Dealers is $ million.


         Additional solicitation may be made by telephone or in person by officers and regular employees of SunAmerica and its affiliates. No additional compensation will be paid to any such officers and employees who engage in soliciting tenders.



      LISTING AND TRADING OF PREFERRED SECURITIES AND SERIES B PREFERRED

           The Preferred Securities constitute a new issue of securities with no established trading market. While the Preferred Securities have been approved for listing on the NYSE, subject to notice of issuance, there can be no assurance that an active market for the Preferred Securities will develop or be sustained in the future on such exchange. Although the Dealer Manager has indicated to the Trust that it intends to make a market in the Preferred Securities as permitted by applicable laws and regulations prior to the commencement of trading on the NYSE, it is not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Preferred Securities. In order to satisfy the NYSE listing requirements, acceptance of Series B Preferred validly tendered in the Offer is subject to the condition that as of the Expiration Date there be at least 400 record or beneficial holders of Preferred Securities to be issued in exchange for such Series B Preferred, which condition may not be waived.

         To the extent that Series B Preferred is tendered and accepted in the Offer, the terms on which untendered Series B Preferred could subsequently be sold could be adversely affected. In addition, if the Offer is substantially subscribed or oversubscribed, there would be a significant risk that round lot holdings of Series B Preferred outstanding following the Offer would be limited. See "Risk Factors -- Listing and Trading of Preferred Securities and Series B Preferred".



              TRANSACTIONS AND ARRANGEMENTS CONCERNING THE OFFER

         Except as described herein, there are no contracts, arrangements, understandings or relationships in connection with the Offer between SunAmerica or any of its directors or executive officers, the Trust or the Trustees and any person with respect to any securities of SunAmerica or the Trust, including the Junior Subordinated Debentures, the Series B Preferred and the Preferred Securities.


                       FEES AND EXPENSES; TRANSFER TAXES


         The expenses of soliciting tenders of the Series B Preferred will be borne by SunAmerica. For compensation to be paid to the Dealer Manager and Soliciting Dealers, see "The Offer -- Dealer Manager; Soliciting Dealers". The total cash expenditures to be incurred by SunAmerica in connection with the Offer, other than fees payable to the Dealer Manager and Soliciting Dealers, but including the expenses of the Dealer Manager, printing, accounting and legal fees, and the fees and expenses of the Exchange Agent, the Information Agent, the Property Trustee, the Delaware Trustee and the Indenture Trustee, are estimated to be approximately $750,000.


         SunAmerica will pay all transfer taxes, if any, applicable to the exchange of Series B Preferred pursuant to the Offer. If, however, certificates representing Preferred Securities or shares of Series B Preferred not tendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered Holder of the Series B Preferred tendered or if a transfer tax is imposed for any reason other than the exchange of Series B Preferred pursuant to the Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.


                       PRICE RANGE OF SERIES B PREFERRED

         The Series B Preferred is listed and principally traded on the NYSE. The following table sets forth, for each period shown, the high and low sales prices of the Series B Preferred as reported on the NYSE Composite Tape.


         Fiscal Year Ended                            High       Low
         September 30, 1993

         1st Quarter..............................  $26 3/8    $24 7/8
         2nd Quarter..............................  $27        $25 1/2
         3rd Quarter..............................  $27 7/8    $26 5/8
         4th Quarter..............................  $28 1/4    $27 1/8

         Fiscal Year Ended                            High       Low
         September 30, 1994

         1st Quarter..............................  $28 5/8    $26 1/2
         2nd Quarter..............................  $27 7/8    $25 1/2
         3rd Quarter..............................  $26 1/2    $25
         4th Quarter..............................  $26 1/2    $25 1/4

         Fiscal Year Ending                           High       Low
         September 30, 1995

         1st Quarter..............................  $25 1/2    $24 1/2
         2nd Quarter..............................  $26 1/2    $25
         3rd Quarter (through April 10, 1995)...... $26        $25 7/8

         On December 19, 1994, the last full day of trading prior to the first public announcement of the Offer, the closing sales price of the Series B Preferred on the NYSE as reported on the Composite Tape was $25 3/8 per share. Stockholders are urged to obtain a current market quotation for the Series B Preferred.




                    DESCRIPTION OF THE PREFERRED SECURITIES



         The Preferred Securities will be issued pursuant to the terms of the Declaration which is qualified under the Trust Indenture Act. The Property Trustee, The Bank of New York, but not the other Trustees of the Trust, will act as the indenture trustee for purposes of the Trust Indenture Act. The terms of the Preferred Securities and the Declaration include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The summary of certain material terms and provisions of the Preferred Securities and the Declaration set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, which has been filed as an exhibit to the Registration Statement of which this Offering Circular/Prospectus forms a part, the Business Trust Act and the Trust Indenture Act.


General


         The Declaration authorizes the Trust to issue the Preferred Securities, which represent preferred undivided beneficial interests in the assets of the Trust, and the Common Securities, which represent common undivided beneficial interests in the assets of the Trust. All of the Common Securities will be owned, directly or indirectly, by SunAmerica. The Common Securities and the Preferred Securities rank pari passu with each other and will have equivalent terms except that (i) if an Event of Default under the Declaration occurs and is continuing, the rights of the holders of the Common Securities to payment in respect of periodic distributions and payments upon liquidation, redemption or otherwise are subordinated to the rights of the holders of the Preferred Securities and (ii) holders of Common Securities have the exclusive right (subject to the terms of the Declaration) to appoint, remove or replace Trustees and to increase or decrease the number of Trustees, subject to the right of holders of Preferred Securities to appoint a Special Regular Trustee upon the occurrence an Appointment Event. The Declaration does not permit the issuance by the Trust of any securities or other evidences of beneficial ownership of, or beneficial interests in, the Trust other than the Preferred Securities and the Common Securities, the incurrence of any indebtedness for borrowed money by the Trust or the making of any investment other than in the Junior Subordinated Debentures. Pursuant to the Declaration, the Property Trustee will own and hold the Junior Subordinated Debentures as trust assets for the benefit of the holders of the Preferred Securities and the Common Securities. The payment of distributions out of moneys held by the Property Trustee and payments on redemption of the Preferred Securities or liquidation of the Trust are guaranteed by SunAmerica on a subordinated basis as and to the extent described under "Description of the Preferred Securities Guarantee." The Property Trustee will hold the Preferred Securities Guarantee for the benefit of holders of the Preferred Securities. The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that SunAmerica has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. See "Voting Rights."


Distributions


         Distributions on the Preferred Securities will be fixed at a rate per
annum of      % of the stated liquidation amount of $25 per Preferred
Security.  Distributions in arrears for more than one quarter will bear
interest thereon at the rate per annum of      % of the stated liquidation
amount of $25 per Preferred Security (to the extent permitted by law), compounded quarterly. The term "distributions" as used herein includes any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed on the basis of the actual number of days elapsed in such a 30-day month.

         Distributions on the Preferred Securities will be cumulative, will accrue from the first day following the Expiration Date (the "Accrual Date") and, except as otherwise described below, will be payable quarterly in arrears, on March 15, June 15, September 15 and December 15 of each year, commencing on June 15, 1995, but only if, and to the extent that, the Property Trustee has funds available in the Property Account to make such distribution. In addition, holders of Preferred Securities will be entitled to an additional cash distribution at the rate of 9 1/4% per annum of the liquidation amount thereof from March 15, 1995 through the Expiration Date in lieu of dividends accumulating after March 15, 1995 on their Series B Preferred accepted for exchange, such additional distribution to be made at the time the first distribution on the Preferred Securities is made.

         So long as SunAmerica shall not be in default in the payment of interest on the Junior Subordinated Debentures, SunAmerica has the right under the Indenture to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period from time to time on the Junior Subordinated Debentures for a period not exceeding 20 consecutive quarterly interest periods and, as a consequence, quarterly distributions on the Preferred Securities would not be made (but would continue to accrue with
interest thereon at the rate of     % per annum, compounded quarterly) by the
Trust during any such Extension Period. If SunAmerica exercises the right to extend an interest payment period, SunAmerica may not declare or pay dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock during such Extension Period; provided that SunAmerica will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion of any of its Series D Preferred Stock in accordance with the terms of such stock. Prior to the termination of any such Extension Period, SunAmerica may further extend such Extension Period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarterly interest periods. Upon the termination of any Extension Period and the payment of all amounts then due, SunAmerica may commence a new Extension Period, subject to the above requirements. SunAmerica may also prepay at any time all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths (up to nine Extension Periods of 20 consecutive quarterly interest periods each or more numerous shorter Extension Periods) throughout the term of the Junior Subordinated Debentures. See "Risk Factors"; "Description of the Junior Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period". Payments of accrued distributions will be payable to holders of Preferred Securities as they appear on the books and records of the Trust on the first record date after the end of an Extension Period.

         Distributions on the Preferred Securities must be paid on the dates payable to the extent that the Property Trustee has cash on hand in the Property Account to permit such payment. The funds available for distribution to the holders of the Preferred Securities will be limited to payments received by the Property Trustee in respect of the Junior Subordinated Debentures that are deposited in the Trust as trust assets.
See "Description of the Junior Subordinated Debentures". If SunAmerica does not make interest payments on the Junior Subordinated Debentures, the Property Trustee will not make distributions on the Preferred Securities. Under the Declaration, if and to the extent SunAmerica does make interest payments on the Junior Subordinated Debentures deposited in the Trust as trust assets, the Property Trustee is obligated to make distributions on the Trust Securities on a Pro Rata Basis. The payment of distributions on the Preferred Securities is guaranteed by SunAmerica on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantee". The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities but the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that SunAmerica has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. As used in this Offering Circular/Prospectus the term "Pro Rata Basis" shall mean pro rata to each holder of Trust Securities according to the aggregate liquidation amount of the Trust Securities held by the relevant holder in relation to the aggregate liquidation amount of all Trust Securities outstanding unless, in relation to a payment, the rights of the holders of the Common Securities to such payment are subordinated under the Declaration to the rights of the holders of the Preferred Securities to such payment, in which case any funds available to make such payment shall be paid first to each holder of the Preferred Securities pro rata according to the aggregate liquidation amount of the Preferred Securities held by the relevant holder in relation to the aggregate liquidation amount of all the Preferred Securities outstanding, and only after satisfaction of all amounts owed to the holders of the Preferred Securities, to each holder of Common Securities pro rata according to the aggregate liquidation amount of the Common Securities held by the relevant holder in relation to the aggregate liquidation amount of all the Common Securities outstanding.

         Distributions on the Preferred Securities will be made to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which will be the March 1, June 1, September 1 or December 1 prior to the relevant payment date. The Declaration provides that the payment dates or record dates for the Preferred Securities shall be the same as the payment dates and record dates for the Junior Subordinated Debentures. Distributions on the Preferred Securities will be paid through the Property Trustee who will hold amounts received in respect of the Junior Subordinated Debentures in the Property Account for the benefit of the holders of the Preferred and Common Securities. All distributions paid with respect to the Trust Securities shall be paid on a Pro Rata Basis to the holders thereof entitled thereto. If any date on which distributions are to be made on the Preferred Securities is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.


Special Event Redemption or Distribution


         If, at any time, a Tax Event or an Investment Company Event (each as hereinafter defined, and each a "Special Event") shall occur and be continuing, the Trust shall, unless the Junior Subordinated Debentures are redeemed in the limited circumstances described below, be dissolved with the result that, after satisfaction of creditors of the Trust, Junior Subordinated Debentures with an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Securities and the Common Securities would be distributed on a Pro Rata Basis to the holders of the Preferred Securities and the Common Securities in liquidation of such holders' interests in the Trust, within 90 days following the occurrence of such Special Event; provided, however, that in the case of the occurrence of a Tax Event, as a condition of such dissolution and distribution, the Regular Trustees shall have received an opinion of nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on any then applicable published revenue rulings of the Internal Revenue Service, to the effect that the holders of the Preferred Securities will not recognize any gain or loss for United States federal income tax purposes as a result of such dissolution and distribution of Junior Subordinated Debentures; and, provided, further, that, if at the time there is available to the Trust the opportunity to eliminate, within such 90 day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust or SunAmerica or the holders of the Preferred Securities, the Trust will pursue such measure in lieu of dissolution. Furthermore, if in the case of the occurrence of a Tax Event, after receipt of a Dissolution Tax Opinion (as defined below), (i) the Regular Trustees have received an opinion (a "Redemption Tax Opinion") of nationally recognized independent tax counsel experienced in such matters that, as a result of a Tax Event, there is more than an insubstantial risk that SunAmerica would be precluded from deducting the interest on the Junior Subordinated Debentures for United States federal income tax purposes even if the Junior Subordinated Debentures were distributed to the holders of Preferred Securities and Common Securities in liquidation of such holders' interests in the Trust as described above or (ii) the Regular Trustees shall have been informed by such tax counsel that a No Recognition Opinion cannot be delivered to the Trust, SunAmerica shall have the right, upon not less than 30 nor more than 60 days notice, to redeem the Junior Subordinated Debentures in whole or in part for cash within 90 days following the occurrence of such Tax Event, and promptly following such redemption Preferred Securities and Common Securities with an aggregate liquidation amount equal to the aggregate principal amount of the Junior Subordinated Debentures so redeemed will be redeemed by the Trust at the Redemption Price on a Pro Rata Basis; provided, however, that if at the time there is available to SunAmerica or the Regular Trustees the opportunity to eliminate, within such 90 day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the Trust, SunAmerica or the holders of the Preferred Securities, SunAmerica will pursue such measure in lieu of redemption and provided further that SunAmerica shall have no right to redeem the Junior Subordinated Debentures while the Regular Trustees on behalf of the Trust are pursuing any such ministerial action. The Common Securities will be redeemed on a Pro Rata Basis with the Preferred Securities, except that if an Event of Default under the Declaration has occurred and is continuing, the Preferred Securities will have a priority over the Common Securities with respect to payment of the Redemption Price.


         "Tax Event" means that the Regular Trustees shall have obtained an opinion of nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that on or after the Expiration Date as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) any amendment to, or change in, an interpretation or application of any such laws or regulations by any legislative body, court, governmental agency or regulatory authority (including the enactment of any legislation and the publication of any judicial decision or regulatory determination), (c) any interpretation or pronouncement that provides for a position with respect to such laws or regulations that differs from the theretofore generally accepted position or (d) any action taken by any governmental agency or regulatory authority, which amendment or change is enacted, promulgated, issued or effective or which interpretation or pronouncement is issued or announced or which action is taken, in each case on or after the Expiration Date, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures,
(ii) the Trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by SunAmerica to the Trust on the Junior Subordinated Debentures is not, or within 90 days of the date thereof will not be, deductible by SunAmerica for United States federal income tax purposes.

         "Investment Company Event" means that the Regular Trustees shall have received an opinion of nationally recognized independent counsel experienced in practice under the Investment Company Act of 1940, as amended (the "1940 Act"), that as a result of the occurrence of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), the Trust is or will be considered an "investment company" which is required to be registered under the 1940 Act, which Change in 1940 Act Law becomes effective on or after the Expiration Date. In case of any uncertainty regarding an Investment Company Event, the good faith determination of the Regular Trustees (based on the advice of counsel) shall be conclusive.


         On the date fixed for any distribution of Junior Subordinated Debentures, upon dissolution of the Trust, (i) the Preferred Securities and the Common Securities will no longer be deemed to be outstanding and (ii) certificates representing Preferred Securities will be deemed to represent Junior Subordinated Debentures having an aggregate principal amount equal to the stated liquidation amount of, and bearing accrued and unpaid interest equal to accrued and unpaid distributions on, such Preferred Securities until such certificates are presented to SunAmerica or its agent for transfer or reissuance.


         There can be no assurance as to the market price for the Junior Subordinated Debentures which may be distributed in exchange for Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Junior Subordinated Debentures which the investor may subsequently receive on dissolution and liquidation of the Trust, may trade at a discount to the price of the Preferred Securities exchanged. If the Junior Subordinated Debentures are distributed to the holders of Preferred Securities upon the dissolution of the Trust, SunAmerica will use its best efforts to list the Junior Subordinated Debentures on the NYSE or on such other exchange on which the Preferred Securities are then listed.

Mandatory Redemption


         Upon the repayment of the Junior Subordinated Debentures, whether at maturity, upon redemption or otherwise, the proceeds from such repayment or payment will be promptly applied to redeem Preferred Securities and Common Securities having an aggregate liquidation amount equal to the Junior Subordinated Debentures so repaid, upon not less than 30 nor more than 60 days' notice, at the Redemption Price. The Common Securities will be entitled to be redeemed on a Pro Rata Basis with the Preferred Securities, except that if an Event of Default under the Declaration has occurred and is continuing, the Preferred Securities will have a priority over the Common Securities with respect to payment of the Redemption Price. Subject to the foregoing, if fewer than all outstanding Preferred Securities and Common Securities are to be redeemed, the Preferred Securities and Common Securities will be redeemed on a Pro Rata Basis. In the event fewer than all outstanding Preferred Securities are to be redeemed, Preferred
Securities registered in the name of and held by DTC or its nominee will be redeemed pro rata as described under "Book-Entry-Only; Delivery and Form" below.


Redemption Procedures


         The Trust may not redeem fewer than all the outstanding Preferred Securities unless all accrued and unpaid distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

         If the Trust gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable) then immediately prior to the close of business on the redemption date, provided that SunAmerica has paid to the Property Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Junior Subordinated Debentures, distributions will cease to accrue on the Preferred Securities called for redemption, such Preferred Securities shall no longer be deemed to be outstanding and all rights of holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price. Neither the Trustees nor the Trust shall be required to register or cause to be registered the transfer of any Preferred Securities
which have been so called for redemption.   If any date fixed for redemption
of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If SunAmerica fails to repay Junior Subordinated Debentures on maturity or on the date fixed for this redemption or if payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid by the Property Trustee or by SunAmerica pursuant to the Preferred Securities Guarantee described under "Description of the Preferred Securities Guarantee", distributions on such Preferred Securities will continue to accrue, from the original redemption date of the Preferred Securities to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.


         If a partial redemption of the Preferred Securities would result in the delisting of the Preferred Securities by any national securities exchange or other organization on which the Preferred Securities are then listed, SunAmerica pursuant to the Indenture will only redeem Debentures in whole and, as a result, the Trust may only redeem the Preferred Securities in whole.

         Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), SunAmerica or any of its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

Liquidation Distribution Upon Dissolution


         In the event of any voluntary or involuntary dissolution, liquidation, winding-up or termination of the Trust, the holders of the Preferred Securities and Common Securities at the date of dissolution, winding-up or termination of the Trust will be entitled to receive on a Pro Rata Basis out of the assets of the Trust, after satisfaction of liabilities of creditors (to the extent not satisfied by SunAmerica as provided in the Declaration), an amount equal to the aggregate of the stated liquidation amount of $25 per Trust Security plus accrued and unpaid distributions thereon to the date of payment (such amount being the "Liquidation Distribution"), unless, in connection with such dissolution, liquidation, winding-up or termination, Junior Subordinated Debentures in an aggregate principal amount equal to the aggregate stated liquidation amount of such Trust Securities and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on such Trust Securities, shall be distributed on a Pro Rata Basis to the holders of the Preferred Securities and Common Securities in exchange therefor.

         If, upon any such dissolution, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities and the Common Securities shall be paid on a Pro Rata Basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution on a Pro Rata Basis with the holders of the Preferred Securities, except that if an Event of Default under the Declaration has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities with respect to payment of the Liquidation Distribution.


         Pursuant to the Declaration, the Trust shall terminate: (i) on December 31, 2044, (ii) when all of the Trust Securities shall have been called for redemption and the amounts necessary for redemption thereof shall have been paid to the holders of Trust Securities in accordance with the terms of the Trust Securities; or (iii) when all of the Junior Subordinated Debentures shall have been distributed to the holders of Trust Securities in exchange for all of the Trust Securities in accordance with the terms of the Trust Securities.

No Merger, Consolidation or Amalgamation of the Trust

         The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other entity.


Declaration Events of Default

         An Indenture Event of Default will constitute an event of default under the Declaration with respect to the Trust Securities (an "Event of Default"); provided, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any such Event of Default with respect to the Common Securities until any such Event of Default with respect to the Preferred Securities has been cured or waived. Until such Event of Default with respect to the Preferred Securities has been cured or waived, the Property Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities, and only the holders of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration and consequently under the Indenture. See "Voting Rights".

         Upon the occurrence of an Event of Default, the Property Trustee as the holder of all of the Junior Subordinated Debentures will have the right under the Indenture to declare the principal of and interest on the Junior Subordinated Debentures to be immediately due and payable. In addition, the Property Trustee will have the power to exercise all rights, powers and privileges under the Indenture. See "Description of the Junior Subordinated Debentures".


Voting Rights


         Except as provided below, under "Modification and Amendment of the Declaration" and "Description of the Preferred Securities Guarantee -- Amendments and Assignment" and as otherwise required by the Business Trust Act, the Trust Indenture Act and the Declaration, the holders of the Preferred Securities will have no voting rights.

         If (i) the Trust fails to make distributions in full on the Preferred Securities for 6 consecutive quarterly distribution periods; (ii) an Event of Default under the Declaration occurs and is continuing; or (iii)
SunAmerica is in default on any of its payment or other obligations under the Preferred Securities Guarantee (each, an "Appointment Event"), then the holders of the Preferred Securities, acting as a single class, will be entitled, by the vote of holders of Preferred Securities representing a majority in aggregate liquidation amount of the outstanding Preferred Securities, to appoint a Special Regular Trustee (who need not be an officer or an employee or otherwise affiliated with SunAmerica) who shall have the same rights, powers and privileges under the Declaration as the Regular Trustees. For purposes of determining whether the Trust has failed to pay distributions in full for 6 consecutive quarterly distribution periods, distributions shall be deemed to remain in arrears, notwithstanding any payments in respect thereof, until full cumulative distributions have been or contemporaneously are paid with respect to all quarterly distribution periods terminating on or prior to the date of payment of such cumulative distributions. Not later than 30 days after such right to appoint a Special Regular Trustee arises, the Regular
Trustees will convene a meeting for the purpose of appointing a Special Regular Trustee. If the Regular Trustees fail to convene such meeting within such 30-day period, the holders of Preferred Securities representing 10% in liquidation amount of the outstanding Preferred Securities will be entitled to convene such meeting. The provisions of the Declaration relating to the convening and conduct of the meetings of the holders will apply with respect to any such meeting. If, at any such meeting, holders of less than a majority in aggregate liquidation amount of Preferred Securities entitled to vote for the appointment of a Special Regular
Trustee vote for such appointment, no Special Regular Trustee shall be appointed. Any Special Regular Trustee may be removed at any time by holders of Preferred Securities representing a majority in liquidation amount of the Preferred Securities. Any Special Regular Trustee appointed shall cease to be a Special Regular Trustee if the Appointment Event pursuant to which the Special Regular Trustee was appointed and all other Appointment Events have been cured and cease to be continuing.
Notwithstanding the appointment of any such Special Regular Trustee, SunAmerica shall retain all rights under the Indenture, including the right to extend the interest payment period as provided under "Description of the Junior Subordinated Debentures -- Option to Extend Interest Payment
Period." If such an extension occurs, there will be no Indenture Event of Default for failure to make any scheduled interest payment during the Extension Period on the date originally scheduled.

         The holders of a majority in aggregate liquidation amount of the Preferred Securities have the right (i) on behalf of all holders of Preferred Securities, to waive any past default that is waivable under the Declaration and (ii) to direct the time, method and place of conducting any remedy available to the Property Trustee, or exercising any trust or power conferred upon the Property Trustee under the Declaration, including the right to direct the Property Trustee, as the holder of the Junior Subordinated Debentures, to
(i) direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee, or executing any trust or power conferred on the Indenture Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under Section 6.06 of the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Junior Subordinated Debentures, where such consent shall be required; provided that where a consent under the Indenture would require the consent of (1) holders of Junior Subordinated Debentures representing a specified percentage greater than a majority in principal amount of the Junior Subordinated Debentures (a "Specified Percentage") or (2) each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of, in the case of clause (1) above, holders of Preferred Securities representing such Specified Percentage of the aggregate liquidation amount of the Preferred Securities or, in the case of clause (2) above, each holder of all Preferred Securities affected thereby. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the holders of Preferred Securities. The Property Trustee shall notify all holders of record of Preferred Securities of any notice of default received from the Indenture Trustee with respect to the Junior Subordinated Debentures. The Property Trustee shall be under no obligation to take any of the foregoing actions at the direction of the holders of the Preferred Securities unless the Property Trustee shall have obtained an opinion of nationally recognized independent tax counsel recognized as expert in such matters to the effect that the Trust will not be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership on account of such action and will be treated as a grantor trust for United States federal income tax purposes following such action.

         A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Event of Default under the Declaration in respect of the Preferred Securities.

         Any required approval or directions of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth
(i) the date of such meeting or the date by which such action is to be taken,
(ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and (iii) instructions for the delivery of proxies or consents.

         No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Junior Subordinated Debentures in accordance with the Declaration.


         Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities at such time that are owned by SunAmerica or by any entity directly or indirectly controlling or controlled by or under direct or indirect common control with SunAmerica shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.


         The procedures by which persons owning Preferred Securities registered in the name of and held by DTC or its nominee may exercise their voting rights are described under "Book-Entry; Delivery and Form" below.

         Subject to the right of holders of Preferred Securities to appoint a Special Regular Trustee upon the occurrence of an Appointment Event, holders of the Preferred Securities will have no rights to increase or decrease the number of Trustees or to appoint, remove or replace a Trustee, which rights are vested exclusively in the holders of the Common Securities.

Modification and Amendment of the Declaration

         The Declaration may be modified and amended on approval of a majority of the Regular Trustees, provided, that, if any proposed modification or amendment provides for, or the Regular Trustees otherwise propose to effect,
(i) any action that would adversely affect the powers, preferences or special rights of the Preferred Securities, whether by way of amendment to the Declaration or otherwise, or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the outstanding Preferred Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least 66 2/3% in liquidation amount of the Preferred Securities affected thereby.

         Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes, (ii) reduce or otherwise adversely affect the rights, powers or privileges of the Property Trustee, (iii) cause the Trust to be classified as an investment company under the Investment Company Act of 1940, or (iv) reduce the aforesaid percentage of Preferred Securities required to consent to any such modification or amendment, without the consent of the holders of each outstanding Preferred Security affected thereby.


Book-Entry; Delivery and Form

         Preferred Securities will be issued in fully registered form. Investors may elect to hold their Preferred Securities directly or, subject to the rules and procedures of DTC described below, hold interests in a global certificate (the "Preferred Securities Global Certificate") registered in the name of DTC or its nominee. However, tendering holders of Series B Preferred held in global form shall initially receive an interest in the Preferred Securities Global Certificate and tendering holders of Series B Preferred held directly in certificated form shall initially receive Preferred Securities in certificated form, in each case unless otherwise specified in the Letter of Transmittal. See "The Offer - Procedures for Tendering".


         The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global Preferred Security.

         DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). DTC is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.


         Upon issuance of a Preferred Securities Global Certificate, DTC will credit on its book-entry registration and transfer system the number of Preferred Securities represented by such Preferred Securities Global Certificate to the accounts of institutions that have accounts with DTC. Ownership of beneficial interests in a Preferred Securities Global Certificate will be limited to Participants or persons that may hold interests through Participants. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners.

         DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. So long as DTC, or its nominee, is the owner of a Preferred Securities Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner and holder of record of the Preferred Securities represented by such Preferred Securities Global Certificate for all purposes.


         Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

         Redemption notices shall be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will reduce pro rata (subject to adjustment to eliminate fractional Preferred Securities) the amount of interest of each Direct Participant in the Preferred Securities to be redeemed.

         Although voting with respect to the Preferred Securities is limited, in those instances in which a vote is required, neither DTC nor Cede & Co. itself will consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).


         Distribution payments on the Preferred Securities represented by a Preferred Series Global Certificate will be made by the Property Trustee to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and not of DTC, the Trust or SunAmerica, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to DTC is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.


         DTC may discontinue providing its services as securities depository with respect to the Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, if a successor securities depository is not obtained, Preferred Security certificates will be required to be printed and delivered. Additionally, the Trust may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depository). In that event, certificates for the Preferred Securities will be printed and delivered.


         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that the Trust and SunAmerica believe to be reliable, but the Trust and SunAmerica take no responsibility for the accuracy thereof.

Registrar, Transfer Agent and Paying Agent

         The Bank of New York or one of its affiliates will act as registrar and transfer agent for the Preferred Securities. The Bank of New York will also act as paying agent and, with the consent of the Regular Trustees, may designate additional paying agents.


         Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or SunAmerica may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

         The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.


Information Concerning the Property Trustee

         The Property Trustee, prior to a default with respect to the Trust Securities, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Property Trustee is not required to expand or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Property Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

         SunAmerica and certain of its affiliates maintain a deposit account and banking relationship with the Property Trustee.

Governing Law

         The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.


Miscellaneous


         The Preferred Securities have been approved for listing on the NYSE, subject to notice of issuance.


         The Regular Trustees are authorized and directed to take such action as they deem reasonable in order that the Trust will not be deemed to be an "investment company" required to be registered under the 1940 Act or that the Trust will not be classified for United States federal income tax purposes as an association taxable as a corporation or a partnership and will be treated as a grantor trust for United States federal income tax purposes. In this connection, the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust or the Declaration, that the Regular Trustees determine in their discretion to be reasonable and necessary or desirable for such purposes, as long as such action does not adversely affect the interests of holders of the Trust Securities.


         SunAmerica and the Regular Trustees on behalf of the Trust will be required to provide to the Property Trustee annually a certificate as to whether or not SunAmerica and the Trust, respectively, is in compliance with all the conditions and covenants under the Declaration.





               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

         Set forth below is a summary of information concerning the Preferred Securities Guarantee that will be executed and delivered by SunAmerica for the benefit of the holders from time to time of Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Preferred Securities Guarantee, which is filed as an exhibit to the Registration Statement of which this Offering Circular/Prospectus forms a part.

General


         Pursuant to the Preferred Securities Guarantee, SunAmerica will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities, the Guarantee Payments (as defined below) (without duplication of amounts theretofore paid by the Trust), to the extent not paid by the Trust, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The following payments or distributions with respect to the Preferred Securities to the extent not paid or made by the Trust (the "Guarantee Payments") will be subject to the Guarantee (without duplication): (i) any accrued and unpaid distributions on the Preferred Securities and the redemption price, including all accrued and unpaid distributions to the date of the redemption, with respect to the Preferred Securities called for redemption by the Trust but if and only to the extent that in each case SunAmerica has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures and (ii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Junior Subordinated Debentures to holders of Preferred Securities or the redemption of all of the Preferred Securities upon the maturity or redemption of the Junior Subordinated Debentures), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Preferred Securities to the date of payment, to the extent the Trust has funds available therefor, and (b) the amount of assets of the Trust remaining available for distribution to holders of Preferred Securities in liquidation of the Trust. SunAmerica's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by SunAmerica to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders.


Certain Covenants of SunAmerica


         In the Preferred Securities Guarantee, SunAmerica will covenant that, so long as the Preferred Securities remain outstanding, SunAmerica will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect thereto if at such time (i) SunAmerica shall be in default with respect to its Guarantee Payments or other payment obligations under the Preferred
Securities Guarantee, (ii) there shall have occurred any Event of Default under the Declaration or (iii) SunAmerica shall have given notice of its selection of an Extension Period as provided in the Indenture and such period, or any extension thereof, is continuing; provided that SunAmerica will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion of any of its Series D Preferred Stock in accordance with the terms of such stock. In addition, so long as the Preferred Securities remain outstanding, SunAmerica has agreed (i) to remain the sole direct or indirect owner of all of the outstanding Common Securities and shall not cause or permit the Common Securities to be transferred except to the extent permitted by the Declaration; provided that any permitted successor of SunAmerica under the Indenture may succeed to SunAmerica's ownership of the Common Securities and (ii) to use reasonable efforts to cause the Trust to continue to be treated as a grantor trust for United States federal income tax purposes except in connection with a distribution of Junior Subordinated Debentures.


Amendments and Assignment

         Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no consent will be required), the Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of the outstanding Preferred Securities. The manner of obtaining any such approval of holders of the Preferred Securities will be as set forth under "Description of the Preferred Securities -- Voting Rights". All guarantees and agreements contained in the Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of SunAmerica and shall inure to the benefit of the holders of the Preferred Securities then outstanding. Except in connection with a consolidation, merger or sale involving SunAmerica that is permitted under the Indenture, SunAmerica may not assign its obligations under the Preferred Securities Guarantee.

Termination of the Preferred Securities Guarantee


         The Preferred Securities Guarantee will terminate and be of no further force and effect as to the Preferred Securities upon full payment of the Redemption Price of all Preferred Securities, or upon distribution of the Junior Subordinated Debentures to the holders of Preferred Securities in exchange for all of the Preferred Securities, or upon full payment of the amounts payable upon liquidation of the Trust. Notwithstanding the foregoing, the Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities must restore payment of any sums paid with respect to the Preferred Securities or the Preferred Securities Guarantee.


Status of the Preferred Securities Guarantee

         SunAmerica's obligations under the Preferred Securities Guarantee to make the Guarantee Payments will constitute an unsecured obligation of SunAmerica and will rank (i) subordinate and junior in right of payment to all other liabilities of SunAmerica, including the Junior Subordinated Debentures, except those made pari passu or subordinate by their terms, and (ii) senior to all capital stock now or hereafter issued by SunAmerica and to any guarantee now or hereafter entered into by SunAmerica in respect of any of its capital stock. Because SunAmerica is a holding company, SunAmerica's obligations under the Preferred Securities Guarantee are also effectively subordinated to all existing and future liabilities, including trade payables, of SunAmerica's subsidiaries, except to the extent that SunAmerica is a creditor of the subsidiaries recognized as such. The Declaration provides that each holder of Preferred Securities by acceptance thereof agrees to the subordination provisions and other terms of the Preferred Securities Guarantee.


         The Preferred Securities Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without first instituting a legal proceeding against any other person or entity). The Preferred Securities Guarantee will be deposited with the Property Trustee to be held for the benefit of the holders of the Preferred Securities. The Property Trustee shall enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities.
The holders of not less than a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the Preferred Securities Guarantee, including the giving of directions to the Property Trustee. If the Property Trustee fails to enforce the Preferred Securities Guarantee as above provided, any holder of Preferred Securities may, after a period of 30 days has elapsed from such holder's written request to the Property Trustee to enforce the Preferred Securities Guarantee, institute a legal proceeding directly against SunAmerica to enforce its rights under the Preferred Securities Guarantee, without first instituting a legal proceeding against the Trust or any other person or entity.

Governing Law


         The Preferred Securities Guarantee will be governed by and construed in accordance with the laws of the State of New York.


               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES


         Set forth below is a description of the Junior Subordinated Debentures which will be deposited in the Trust as trust assets. The terms of the Junior Subordinated Debentures include those stated in the Indenture dated March 15, 1995 between SunAmerica and The First National Bank of Chicago, as trustee (the "Indenture Trustee") as supplemented by the First Supplemental Indenture dated March 15, 1995 between SunAmerica and the Indenture Trustee (as so supplemented, the "Indenture"), forms of which have been filed as exhibits to the Registration Statement of which this Offering Circular/Prospectus forms a part, and those made part of the Indenture by the Trust Indenture Act. The following description does not purport to be complete and is qualified in its entirety by reference to the Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein. Section and Article references used herein are references to provisions of the Indenture.


         The Indenture does not limit the aggregate principal amount of indebtedness which may be issued thereunder and provides that junior subordinated debentures may be issued thereunder from time to time in one or more series (collectively, together with the Junior Subordinated Debentures, the "Subordinated Debentures"). The Junior Subordinated Debentures constitute a separate series under the Indenture.


         Under certain circumstances involving the dissolution of the Trust following the occurrence of a Special Event, Junior Subordinated Debentures may be distributed to the holders of the Trust Securities in liquidation of the Trust. See "Description of the Preferred Securities -- Special Event Redemption or Distribution".


General

         The Junior Subordinated Debentures are unsecured, subordinated obligations of SunAmerica, limited in aggregate principal amount to an amount equal to the sum of (i) the stated liquidation amount of the Preferred Securities issued by the Trust in the Offer and (ii) the proceeds received by the Trust upon issuance of the Common Securities to SunAmerica (which proceeds will be used to purchase an equal principal amount of Junior Subordinated Debentures).


         The entire principal amount of the Junior Subordinated Debentures will become due and payable, together with any accrued and unpaid interest
thereon, on                 , 2044.  The Junior Subordinated Debentures are
not subject to any sinking fund.

         If Junior Subordinated Debentures are distributed to holders of Preferred Securities in dissolution of the Trust, such Junior Subordinated Debentures will be so issued in certificated form in denominations of $25 and integral multiples thereof and may be transferred or exchanged at the offices described below.

         Payments of principal and interest on Junior Subordinated Debentures will be payable, the transfer of the Junior Subordinated Debentures will be registrable, and Junior Subordinated Debentures will be exchangeable for Junior Subordinated Debentures of other denominations of a like aggregate principal amount, at the corporate trust office of the Indenture Trustee in The City of New York; provided that payment of interest may be made at the option of SunAmerica by check mailed to the address of the persons entitled thereto and that the payment of principal with respect to any Junior Subordinated Debenture will be made only upon surrender of such Junior Subordinated Debenture to the Indenture Trustee.


         If the Junior Subordinated Debentures are distributed to the holders of Preferred Securities upon the dissolution of the Trust, SunAmerica will use its best efforts to list the Junior Subordinated Debentures on the NYSE or on such other exchange on which the Preferred Securities are then listed.

Optional Redemption


         Except as provided below, the Junior Subordinated Debentures may not be redeemed prior to June 15, 1997. SunAmerica shall have the right to redeem the Junior Subordinated Debentures, in whole or in part, from time to time, on or after June 15, 1997, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed, plus any accrued and unpaid interest, to the redemption date, including interest accrued during an Extension Period. SunAmerica will also have the right to redeem the Junior Subordinated Debentures at any time upon the occurrence of a Tax Event if certain conditions are met as described under "Description of the Preferred Securities -- Special Event Redemption or Distribution".

         If SunAmerica gives a notice of redemption in respect of Junior Subordinated Debentures (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, SunAmerica will deposit irrevocably with the Indenture Trustee funds sufficient to pay the applicable redemption price and will give irrevocable instructions and authority to pay such redemption price to the holders of the Junior Subordinated Debentures.
If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, interest will cease to accrue on the Junior Subordinated Debentures called for redemption, such Junior Subordinated Debentures will no longer be deemed to be outstanding and all rights of holders of such Junior Subordinated Debentures so called for redemption will cease, except the right of the holders of such Junior Subordinated Debentures to receive the applicable redemption price, but without interest on such redemption price. If any date fixed for redemption of Junior Subordinated Debentures is not a Business Day, then payment of the redemption price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the redemption price in respect of Junior Subordinated Debentures is improperly withheld or refused and not paid by SunAmerica, interest on such Junior Subordinated Debentures will continue to accrue, from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable redemption price. If fewer then all of the Junior Subordinated Debentures are to be redeemed, the Junior Subordinated Debentures to be redeemed shall be selected by lot or pro rata or in some other equitable manner determined by the Indenture Trustee.

         In the event of any redemption in part, SunAmerica shall not be required to (i) issue, register the transfer of or exchange any Junior Subordinated Debentures during a period beginning at the opening of business 15 days before any selection for redemption of Junior Subordinated Debentures and ending at the close of business on the earliest date in which the relevant notice of redemption is deemed to have been given to all holders of Junior Subordinated Debentures to be redeemed and (ii) register the transfer of or exchange any Junior Subordinated Debentures so selected for redemption, in whole or in part, except the unredeemed portion of any Junior Subordinated Debentures being redeemed in part. (Section 2.05).


Interest


         The Junior Subordinated Debentures will bear interest at an annual rate of % from the Accrual Date. In addition, holders of the Junior Subordinated Debentures will be entitled to interest ("Pre-issuance Accrued Interest") at the rate of 9 1/4% per annum of the principal amount thereof from March 15, 1995 through the Expiration Date, payable at the time of the first interest payment on the Junior Subordinated Debentures. Interest will be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each, an "Interest Payment Date"), commencing on June 15, 1995, to the person in whose name such Junior Subordinated Debenture is registered, subject to certain exceptions, at the close of business on the March 1, June 1, September 1 or December 1 next preceding such Interest Payment Date. Interest payable on any Junior Subordinated Debenture that is not punctually paid or duly provided for on any interest payment date will forthwith cease to be payable to the person in whose name such Junior Subordinated Debenture is registered on the relevant record date, and such defaulted interest will instead be payable to the person in whose name such Junior Subordinated Debenture is registered on the special record date or other specified date determined in accordance with the Indenture; provided, however, that interest shall not be considered payable by SunAmerica on any interest payment date falling within an Extension Period unless SunAmerica has elected to make a full or partial payment of interest accrued on the Junior Subordinated Debentures on such interest payment date.

         The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which interest is computed, the amount of interest payable will be computed on the basis of the actual number of days elapsed in such a 30-day month. If any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.


Compounded Interest

         Payments of Compounded Interest on the Junior Subordinated Debentures held by the Trust will make funds available to pay any interest on distributions in arrears in respect of the Preferred Securities pursuant to the terms thereof.

Option to Extend Interest Payment Period


         So long as SunAmerica shall not be in default in the payment of interest on the Junior Subordinated Debentures, SunAmerica shall have the right to extend the interest payment period from time to time for a period not exceeding 20 consecutive quarterly interest periods. SunAmerica has no current intention of exercising its right to extend an interest payment period. No extension of interest will be permitted with respect to interest accruing from March 15, 1995 through the Expiration Date. No interest shall be due and payable during an Extension Period, except at the end thereof. During any Extension Period, SunAmerica shall not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payments with respect thereto; provided that SunAmerica will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion of any of its Series D Preferred Stock in accordance with the terms of such stock. Prior to the termination of any such Extension Period, SunAmerica may further extend the interest payment period; provided that such Extension Period together with all such previous and further extensions thereof may not exceed 20 consecutive quarterly interest periods. On the interest payment date occurring at the end of each Extension Period, SunAmerica shall pay to the holders of Junior Subordinated Debentures of record on the record date for such interest payment date (regardless of who the holders of record may have been on other dates during the Extension Period) all accrued and unpaid interest on the Junior Subordinated Debentures, together with interest thereon at the rate specified for the Junior Subordinated Debentures to the extent permitted by applicable law, compounded quarterly ("Compounded Interest"). Upon the termination of any Extension Period and the payment of all amounts then due, SunAmerica may commence a new Extension Period, subject to the above requirements. SunAmerica may also prepay at any time all or any portion of the interest accrued during an Extension Period. Consequently, there could be multiple Extension Periods of varying lengths (up to nine Extension Periods of 20 consecutive quarterly interest periods each or more numerous shorter Extension Periods) throughout the term of the Junior Subordinated Debentures. The failure by SunAmerica to make interest payments during an Extension Period would not constitute a default or an event of default under SunAmerica's currently outstanding indebtedness.


         If the Property Trustee shall be the sole holder of the Junior Subordinated Debentures, SunAmerica shall give the Property Trustee notice of its selection of such Extension Period one Business Day prior to the earlier of (i) the date the distributions on the Preferred Securities are payable or
(ii) the date the Trust is required to give notice to the NYSE or other applicable self-regulatory organization or to holders of the Preferred Securities of the record date or the date such distribution is payable, but in any event not less than one Business Day prior to such record date. The Trust shall give notice of SunAmerica's selection of such Extension Period to the holders of the Preferred Securities.


         If Junior Subordinated Debentures have been distributed to holders of Trust Securities, SunAmerica shall give the holders of the Junior Subordinated Debentures notice of its selection of such Extension Period ten Business Days prior to the earlier of (i) the next succeeding interest payment date or (ii) the date SunAmerica is required to give notice to the NYSE (if the Junior Subordinated Debentures are then listed thereon) or other applicable self-regulatory organization or to holders of the Junior Subordinated Debentures of the record or payment date of such related interest payment, but in any event not less than two Business Days prior to such record date.


Set-Off


         Notwithstanding anything to the contrary in the Indenture, SunAmerica shall have the right to set-off any payment it is otherwise required to make with respect to the Junior Subordinated Debentures if and to the extent SunAmerica has theretofore made, or is concurrently on the date of such payment making, a payment under the Preferred Securities Guarantee.

Certain Covenants of SunAmerica Applicable to the
Junior Subordinated Debentures

         In the Indenture, SunAmerica will covenant that, so long as the Preferred Securities remain outstanding, SunAmerica will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any of its common stock or preferred stock or make any guarantee payment with respect thereto if at such time (i) SunAmerica shall be in default with respect to its Guarantee Payments or other payment obligations under the Preferred Securities Guarantee, (ii) there shall have occurred any Indenture Event of Default with respect to the Junior Subordinated Debentures or (iii) SunAmerica shall have given notice to its selection of an Extension Period as provided in the Indenture and such period, or any extension thereof, is continuing; provided that SunAmerica will be permitted to pay accrued dividends (and cash in lieu of fractional shares) upon the conversion of any of its Series D Preferred Stock in accordance with the terms of such stock. In addition, so long as the Preferred Securities remain outstanding, SunAmerica has agreed (i) to remain the sole direct or indirect owner of all of the outstanding Common Securities and shall not cause or permit the Common Securities to be transferred except to the extent permitted by the Declaration; provided that any permitted successor of SunAmerica under the Indenture may succeed to SunAmerica's ownership of the Common Securities, (ii) to comply fully with all of its obligations and agreements contained in the Declaration and (iii) not to take any action which would cause the Trust to cease to be treated as a grantor trust for United States federal income tax purposes except in connection with a distribution of Junior Subordinated Debentures.


Subordination

         The Indenture provides that the Subordinated Debentures are subordinate and junior in right of payment to all Senior Indebtedness of SunAmerica. In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of SunAmerica or its property or any proceeding for voluntary liquidation, dissolution or other winding up of SunAmerica, or
(b) that Subordinated Debentures of any series are declared due and payable before their expressed maturity because of the occurrence of an Event of Default pursuant to Section 6.01 of the Indenture (under circumstances other than as set forth in clause (a) above), then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount due thereon in money, before the holders of any of the Subordinated Debentures are entitled to receive a payment on account of the principal of, premium, if any, or interest on the indebtedness evidenced by such Subordinated Debentures. In the event and during the continuation of any default in payment of any Senior Indebtedness or if any event of default shall exist under any Senior Indebtedness, as "event of default" is defined therein or in the agreement under which the same is outstanding, no payment of the principal of, premium, if any, or interest on the Subordinated Debentures shall be made. (Section 14.02)


         The term "Senior Indebtedness" shall mean the principal of and premium, if any, and interest on (a) all indebtedness of SunAmerica, whether outstanding on the date of the Indenture or thereafter created, (i) for money borrowed by SunAmerica (including, without limitation, indebtedness issued or to be issued pursuant to the Indenture dated as of April 15, 1993 between SunAmerica and The First National Bank of Chicago, as Trustee), (ii) for money borrowed by, or obligations of, others and either assumed or guaranteed, directly or indirectly, by SunAmerica, (iii) in respect of letters of credit and acceptances issued or made by banks, or (iv) constituting purchase money indebtedness, or indebtedness secured by property included in the property, plant and equipment accounts of SunAmerica at the time of the acquisition of such property by SunAmerica, for the payment of which SunAmerica is directly liable, and (b) all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to, any such indebtedness. As used in the preceding sentence the term "purchase money indebtedness" means indebtedness evidenced by a note, debenture, bond or other instrument (whether or not secured by any lien or other security interest) issued or assumed as all or a part of the consideration for the acquisition of property, whether by purchase, merger, consolidation or otherwise, unless by its terms such indebtedness is subordinate to other indebtedness of SunAmerica. Notwithstanding anything to the contrary in the Indenture or the Subordinated Debentures, Senior Indebtedness shall not include (i) any indebtedness of SunAmerica which, by its terms or the terms of the instrument creating or evidencing it, is subordinate in right of payment to or pari passu with the Subordinated Debentures, as the case may be, and, in particular, the Subordinated Debentures shall rank pari passu with respect to all other debt securities and guarantees in respect thereof issued to any other trusts, partnerships or other entity affiliated with SunAmerica which is a financing vehicle of SunAmerica in connection with the issuance of preferred securities by such financing vehicle, or (ii) any indebtedness of SunAmerica to a subsidiary of SunAmerica. (Section 1.01)


         The Indenture does not limit the aggregate amount of indebtedness, including Senior Indebtedness, that may be issued. As of December 31, 1994, Senior Indebtedness of SunAmerica (on an unconsolidated basis) aggregated approximately $472.8 million all of which is unsecured. Because SunAmerica is a holding company, the Junior Subordinated Debentures are also effectively subordinated to all existing and future liabilities, including trade payables, of SunAmerica's subsidiaries, except to the extent that SunAmerica is a creditor of the subsidiaries recognized as such. Claims on SunAmerica's subsidiaries by creditors other than SunAmerica include substantial claims for policy benefits, as well as other liabilities incurred in the ordinary course of business. At December 31, 1994, SunAmerica's subsidiaries had outstanding approximately $8.47 billion of liabilities (excluding variable annuity liabilities, with respect to which assets are segregated in separate accounts). In addition, since many of SunAmerica's subsidiaries are insurance companies subject to regulatory control by various state insurance departments, the ability of such subsidiaries to pay dividends or make loans or advances to SunAmerica without prior regulatory approval is limited by applicable laws and regulations. There are no terms in the Preferred Securities, the Junior Subordinated Debentures or the Preferred Securities Guarantee that limit SunAmerica's ability to incur additional indebtedness, including indebtedness that ranks senior to or pari passu with the Junior Subordinated Debentures and the Preferred Securities Guarantee, or the ability of its subsidiaries to incur additional indebtedness. See "Description of the Preferred Securities Guarantee -- Status of the Preferred Securities Guarantee".


Indenture Events of Default

         The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Indenture Event of Default" with respect to a series of Subordinated
Debentures:


         (a) failure for 30 days to pay interest on the Subordinated Debentures of such series when due; provided that a valid extension of the interest payment period by SunAmerica shall not constitute a default in the payment of interest for this purpose; or

         (b) failure to pay principal of or premium, if any, on the Subordinated Debentures of such series when due whether at maturity, upon redemption, by declaration or otherwise; or

         (c) failure to observe or perform any other covenant contained in the Indenture with respect to such series for 90 days after written notice to SunAmerica from the Indenture Trustee or the holders of at least 25% in principal amount of the outstanding Subordinated Debentures of such series; or

         (d) certain events in bankruptcy, insolvency or reorganization of SunAmerica.

         In each and every such case, unless the principal of all the Subordinated Debentures of that series shall have already become due and payable, either the Indenture Trustee or the holders of not less than 25% in aggregate principal amount of the Subordinated Debentures of that series then outstanding, by notice in writing to SunAmerica (and to the Indenture Trustee if given by such holders), may declare the principal of all the Subordinated Debentures of that series to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. (Section 6.01).

         The holders of a majority in aggregate outstanding principal amount of the Subordinated Debentures of that series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Indenture Trustee. (Section 6.06). The Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Subordinated Debentures of that series may declare the principal due and payable immediately upon an Event of Default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of Subordinated Debentures of such series may annul such declaration and waive the default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Indenture Trustee. (Sections 6.01 and 6.06).

         The holders of a majority in aggregate outstanding principal amount of the Subordinated Debentures of that series may, on behalf of the holders of all the Subordinated Debentures of that series, waive any past default, except a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal otherwise than by acceleration and any premium has been deposited with the Indenture Trustee) or a call for redemption of Junior Subordinated Debentures. (Section 6.06). SunAmerica is required to file annually with the Indenture Trustee a certificate as to whether or not SunAmerica is in compliance with all the conditions and covenants under the Indenture.


         An Indenture Event of Default also constitutes an Event of Default under the Declaration. See "Description of the Preferred Securities -- Declaration Events of Default".


Modification of the Indenture

         The Indenture contains provisions permitting SunAmerica and the Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Subordinated Debentures of each series affected, to modify the Indenture or any supplemental indenture affecting the rights of the holders of such Subordinated Debentures; provided, that no such modification may, without the consent of the holder of each outstanding Subordinated Debenture affected thereby, (i) extend the fixed maturity of any Subordinated Debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, without the consent of the holder of each Subordinated Debenture so affected or (ii) reduce the percentage of Subordinated Debentures, the holders of which are required to consent to any such modification, without the consent of the holders of each Subordinated Debenture then outstanding and affected thereby. (Section 9.02).

Book-Entry and Settlement


         If any Junior Subordinated Debentures are distributed to holders of Preferred Securities (see "Description of the Preferred Securities"), such Junior Subordinated Debentures will be issued in fully registered form. In such event, investors may elect to hold their Junior Subordinated Debentures directly or, subject to the rules and procedures of DTC, hold interests in a global certificate registered in the name of DTC or its nominee.

         For a description of DTC and DTC's book-entry system, see "Description of the Preferred Securities -- Book-Entry; Delivery and Form".
As of the date of this Offering Circular/Prospectus, the description herein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any Junior Subordinated Debentures registered in the name of and held by DTC or its nominee.


Consolidation, Merger and Sale

         The Indenture will provide that SunAmerica may not consolidate with or merge into any other person or transfer or lease its properties and assets substantially as an entirety to any person and may not permit any person to merge into or consolidate with SunAmerica unless (i) either SunAmerica will be the resulting or surviving entity or any successor or purchaser is a corporation organized under the laws of the United States of America, any State or the District of Columbia, and any such successor or purchaser expressly assumes SunAmerica's obligations under the Indenture and (ii) immediately after giving effect to the transaction no Event of Default shall have occurred and be continuing.

Defeasance and Discharge

         Under the terms of the Indenture, SunAmerica will be discharged from any and all obligations in respect of the Junior Subordinated Debentures (except in each case for certain obligations to register the transfer or exchange of Junior Subordinated Debentures, replace stolen, lost or mutilated Junior Subordinated Debentures, maintain paying agencies and hold moneys for payment in trust) if (i) SunAmerica irrevocably deposits with the Indenture Trustee cash or U.S. Government Obligations, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of, premium, if any, and interest on all outstanding Junior Subordinated Debentures; (ii) SunAmerica delivers to the Indenture Trustee an opinion of counsel to the effect that the holders of the Junior Subordinated Debentures will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance and that defeasance will not otherwise alter such holders'
United States federal income tax treatment of principal, premium and interest payments on such Junior Subordinated Debentures (such opinion must be based on a ruling of the Internal Revenue Service or a change in United States federal income tax law occurring after the date of such Indenture, since such a result would not occur under current tax law); and (iii) no event or condition shall exist that, pursuant to certain provisions described under "Subordination" above, would prevent SunAmerica from making payments of principal of, premium, if any, and interest on the Junior Subordinated Debentures at the date of the irrevocable deposit referred to above. (Section 11.01).

Governing Law

         The Indenture and the Junior Subordinated Debentures will be governed by, and construed in accordance with, the laws of the State of New York. (Section 13.05).

Information Concerning the Indenture Trustee

         The Indenture Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. (Section 7.01). Subject to such provision, the Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. (Section 7.02). The Indenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. (Section 7.01). The Indenture Trustee is one of a number of banks with which SunAmerica and its subsidiaries maintain ordinary banking and trust relationships.

Miscellaneous

         SunAmerica will have the right at all times to assign any of its rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of SunAmerica; provided, that, in the event of any such assignment, SunAmerica will remain jointly and severally liable for all such obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto other than by SunAmerica to a successor or purchaser pursuant to a consolidation, merger or sale permitted by the Indenture. (Section 13.11).



                     DESCRIPTION OF THE SERIES B PREFERRED


         The summary of the terms of the Series B Preferred set forth below does not purport to be complete and is subject to, and qualified in its entirety by reference to the provisions of SunAmerica's Articles of Incorporation and the Articles Supplementary for the Series B Preferred, copies of which may be obtained from SunAmerica upon request.

         The Series B Preferred ranks on a parity as to payment of dividends and distribution of assets upon dissolution, liquidation or winding-up of SunAmerica with the outstanding Adjustable Rate Cumulative Preferred Stock, Series C and the Series D Preferred Stock of SunAmerica and senior to the Common Stock and Nontransferable Class B Stock of SunAmerica as to the payment of dividends and distribution of assets upon dissolution, liquidation or winding-up of SunAmerica. The transfer agent, registrar, dividend disbursing agent and redemption agent for the Series B Preferred is Bank of America, N.T. and S.A.

         Dividends. Subject to the rights of holders of other classes of stock of SunAmerica ranking on a parity with or senior to the Series B Preferred which may from time to time be issued by SunAmerica, the holders of Series B Preferred are entitled to receive, when, as and if the Board of Directors declares a dividend on the Series B Preferred, out of assets legally available for dividends, cumulative preferential cash dividends from the issue date of the Series B Preferred (June 29, 1992), accruing at the rate per share of Series B Preferred of $2.3125 per annum or $.5781 per quarter, payable quarterly in arrears on the 15th day of each March, June, September and December or, if any such date is not a business day on the next succeeding business day.

         Dividends on the Series B Preferred accrue whether or not SunAmerica has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared and accumulate to the extent they are not paid on the dividend payment date for the quarter for which they accrue. Accumulated unpaid dividends do not bear interest.

         So long as any shares of Series B Preferred are outstanding, no dividend (other than a dividend in shares of Common Stock, Nontransferable Class B Stock or any other class of stock of SunAmerica at any time ranking junior as to dividends and assets to the Series B Preferred and any other class of outstanding Preferred Stock (collectively, the "Junior Stock")) shall be paid or declared or any other distribution ordered or made upon any Junior Stock, nor shall any sum or sums be set aside for or applied to the purchase or redemption of Series B Preferred or any other class of outstanding Preferred Stock or the purchase, redemption or other acquisition for value of any Junior Stock, unless, in each case, full cumulative dividends accumulated on all shares of Series B Preferred and all other shares of outstanding Preferred Stock shall have been paid in full. All dividends declared upon the Series B Preferred and any other class of outstanding Preferred Stock shall be declared pro rata so that the amount of dividends declared per share on the Series B Preferred and such other class of Preferred Stock shall in all cases bear to each other the same ratio that the respective dividend rights per share of the Series B Preferred and such other class of Preferred Stock bear to each other. Holders of Series B Preferred shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends as described herein.

         Liquidation Rights. Subject to the rights of holders of other classes of stock of SunAmerica ranking on a parity with or senior to Series B Preferred, in the event of any liquidation, dissolution or winding-up of the business of SunAmerica, whether voluntary or involuntary (any such event, a "Liquidation"), the holders of Series B Preferred, after payment or provisions for payment of the debts and other liabilities of SunAmerica, will be entitled to receive for each share of Series B Preferred, an amount equal to the sum of $25 and all accrued and unpaid dividends thereon, and no more. If, upon any Liquidation, there are insufficient assets to permit full payment to holders of Series B Preferred and shares of any other class of outstanding Preferred Stock, the holders of shares of Series B Preferred and such other shares shall be paid ratably in proportion to the full distributable amounts to which holders of shares of Series B Preferred and such other shares are respectively entitled upon Liquidation. The full preferential amount payable to holders of Series B Preferred and shares of any other class of outstanding Preferred Stock upon Liquidation will be paid in full before any distribution or payment is made to holders of Junior Stock.

         Redemption. The Series B Preferred is not redeemable prior to June 15, 1997. On and after such date, the Series B Preferred is redeemable in cash at the option of SunAmerica, in whole or in part, from time to time upon not less than 30 or more than 60 days notice, at a redemption price of $25.00 per share plus an amount equal to the sum of all accrued and unpaid dividends thereon to the date fixed for redemption.

         The Series B Preferred is not entitled to the benefits of any sinking fund.

         Voting Rights. The Series B Preferred does not entitle holders thereof to voting rights, except (i) SunAmerica may not alter any of the provisions of the Articles of Incorporation of SunAmerica or the Articles Supplementary relating to the Series B Preferred which would materially and adversely affect any right, preference or privilege of the Series B Preferred without the affirmative vote of the holders of at least two-thirds of the Series B Preferred outstanding at the time (voting separately as a class); provided, however, that any such alteration that would authorize, create or issue any additional shares of Preferred Stock or any other shares of stock (whether or not already authorized) ranking senior to, on a parity with or junior to the Series B Preferred as to dividends or on the distribution of assets upon Liquidation shall be deemed not to materially and adversely affect such rights, preferences or privileges, (ii) in the event dividends payable on the Series B Preferred are in arrears in an aggregate amount equivalent to six full quarterly dividends (a "Series B Preferred Dividend Default"), or
(iii) as required by law. In the event of a Series B Preferred Dividend Default, the holders of the outstanding shares of Series B Preferred will be entitled to elect, together with the holders of all other outstanding classes of Preferred Stock ranking on parity with Series B Preferred and entitled to participate in such election, voting as a single class, two directors at a special meeting called by the Board of Directors for such purpose. Such two directors shall serve until the full dividends accumulated on all outstanding shares of Series B Preferred and all other outstanding classes of Preferred Stock ranking on a parity with Series B Preferred are paid.

         Miscellaneous. The holders of Series B Preferred have no preemptive rights. Shares of Series B Preferred validly tendered and accepted for exchange in the Offer will be delivered to SunAmerica by the Trust and will assume the status of authorized but unissued shares of Preferred Stock and may thereafter be reissued in the same manner as other authorized but unissued shares of Preferred Stock.



              RELATIONSHIP BETWEEN THE PREFERRED SECURITIES, THE
     JUNIOR SUBORDINATED DEBENTURES AND THE PREFERRED SECURITIES GUARANTEE

         As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover distributions and other payments due on the Preferred Securities primarily because (i) the aggregate principal amount of Junior Subordinated Debentures held as trust assets will be equal to the sum of the aggregate stated liquidation amount of the Preferred Securities and the proceeds received by the Trust upon issuance of the Common Securities to SunAmerica;
(ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) the Declaration provides that SunAmerica shall pay for all (and the Trust shall not be obligated to pay, directly or indirectly, for any) debts and obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust, including any taxes and all costs and expenses with respect thereto, to which the Trust may become subject, except for United States withholding taxes; and (iv) the Declaration further provides that the Trustees shall not cause or permit the Trust, among other things, to engage in any activity that is not consistent with the limited purposes of the Trust. With respect to clause (iii) above, however, no assurance can be given that SunAmerica will have sufficient resources to enable it to pay such debts, obligations, costs and expenses on behalf of the Trust.


         Payments of distributions and other payments due on the Preferred Securities are guaranteed by SunAmerica on a subordinated basis as and to the extent set forth under "Description of the Preferred Securities Guarantee". If SunAmerica does not make interest or other payments on the Junior Subordinated Debentures, the Trust will not make distributions or other payments on the Preferred Securities. Under the Declaration, if and to the extent SunAmerica does make interest or other payments on the Junior Subordinated Debentures, the Property Trustee is obligated to make distributions or other payments on the Preferred Securities. The Preferred Securities Guarantee is a full and unconditional guarantee from the time of issuance of the Preferred Securities, but the Preferred Securities Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that SunAmerica has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets.

         If an Appointment Event occurs, the Declaration provides that the holders of the Preferred Securities may appoint a Special Regular Trustee who will have the same rights, powers and privileges under the Declaration as the Regular Trustees. The Property Trustee will have the power to exercise all rights, powers and privileges under the Indenture with respect to the Junior Subordinated Debentures and will also have the right to enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. In addition, the holders of at least a majority in liquidation amount of the Preferred Securities will have the right to direct the Property Trustee with respect to certain matters under the Declaration and the Preferred Securities Guarantee. If the Property Trustee fails to enforce its rights under the Indenture or fails to enforce the Preferred Securities Guarantee, any holder of Preferred Securities may, after a period of 30 days has elapsed from such holder's written request to the Property Trustee to enforce such rights or the Preferred Securities Guarantee, institute a legal proceeding against SunAmerica to enforce such rights or the Preferred Securities Guarantee, as the case may be. See "Description of the Preferred Securities" and "Description of the Preferred Securities Guarantee".

         If a Special Event shall occur and be continuing, the Trust shall be dissolved unless the Junior Subordinated Debentures are redeemed in the limited circumstances described below, with the result that Junior Subordinated Debentures held by the Trust having an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Securities and Common Securities will be distributed on a Pro Rata Basis in exchange for the outstanding Preferred Securities and Common Securities, subject in the case of a Tax Event to SunAmerica's right in certain circumstances to redeem Junior Subordinated Debentures as described under "Description of the Preferred Securities -- Special Event Redemption or Distribution". The Preferred Securities represent preferred undivided beneficial interests in the assets of the Trust, a statutory business trust which exists for the purpose of (a) issuing (i) its Preferred Securities in exchange for Series B Preferred validly tendered in the Offer and delivering such Series B Preferred to SunAmerica in consideration for the deposit by SunAmerica of Junior Subordinated Debentures in the Trust as trust assets, and (ii) its Common Securities to SunAmerica in exchange for cash and investing the proceeds thereof in an equivalent amount of Junior Subordinated Debentures and (b) engaging in such other activities as are necessary or incidental thereto.


         Upon any voluntary or involuntary dissolution, winding-up or termination of the Trust, the holders of Preferred Securities will be entitled to receive the Liquidation Distribution in cash or Junior Subordinated Debentures and will be entitled to the benefits of the Preferred Securities Guarantee with respect to any such distribution. See "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution". Upon any voluntary or involuntary liquidation or bankruptcy of SunAmerica, the holders of Junior Subordinated Debentures would be subordinated creditors of SunAmerica, subordinated in right of payment to all Senior Indebtedness, but entitled to receive payment in full of principal, premium, if any, and interest, before any stockholders of SunAmerica receive payments or distributions.

         A default or event of default under any Senior Indebtedness would not constitute a default or event of default under the Junior Subordinated Debentures. However, in the event of payment defaults under, or acceleration of, Senior Indebtedness, the subordination provisions of the Junior Subordinated Debentures provide that no payments may be made in respect of the Junior Subordinated Debentures. Failure to make required payments on the Junior Subordinated Debentures would constitute an event of default under the Indenture.

                                   TAXATION

           In the opinion of Davis Polk & Wardwell, counsel to SunAmerica and the Trust, the following are the material United States federal income tax consequences of the issuance of Preferred Securities in exchange for the Series B Preferred pursuant to the Offer, and of the ownership and disposition of Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets by holders who acquire the Preferred Securities pursuant to the Offer ("Initial Holders"). It does not deal with special classes of holders, such as dealers in securities or currencies, life insurance companies, persons holding Preferred Securities as a hedge against or which are hedged against currency risks or as part of a straddle, or persons whose functional currency is not the United States dollar. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations thereunder and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change (possibly on a retroactive basis).

ALL SERIES B PREFERRED HOLDERS ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OF SERIES B PREFERRED FOR PREFERRED SECURITIES AND OF THE OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER TAX LAWS.

Exchange of Series B Preferred for Preferred Securities


         The exchange of Series B Preferred for Preferred Securities pursuant to the Offer will be a taxable transaction. In the case of an Initial Holder who owns solely Series B Preferred, or not more than one percent of such stock and not more than one percent of any other class of SunAmerica stock, gain or loss will be recognized in an amount equal to the difference between the fair market value on the Expiration Date of the Preferred Securities (representing an undivided interest in the Junior Subordinated Debentures) received in the exchange and the exchanging Holder's tax basis in the Series B Preferred exchanged therefor and will be long-term capital gain or loss if the Series B Preferred has been held for more than one year as of such date. A holder's aggregate tax basis in his pro rata share of the underlying Junior Subordinated Debentures will be equal to his pro rata share of their "issue price" on the Expiration Date as defined below.


         Holders of Series B Preferred who actually or constructively own more than one percent of any other class of SunAmerica stock are advised to consult their tax advisors as to the income tax consequences of exchanging Series B Preferred.

Classification of the Trust

         In connection with the issuance of the Preferred Securities, Davis Polk & Wardwell, counsel to SunAmerica and the Trust, will render its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, each holder of Preferred Securities (a "Securityholder") will be considered the owner of a pro rata portion of the Junior Subordinated Debentures held by the Trust. Accordingly, each Securityholder will be required to include in gross income his pro rata share of the income accrued on the Junior Subordinated Debentures.

Accrual of Original Issue Discount and Premium


         The Junior Subordinated Debentures will be considered to have been issued with "original issue discount" and each Securityholder, including a taxpayer who otherwise uses the cash method of accounting, will be required to include his pro rata share of original issue discount on the Junior Subordinated Debentures in income as it accrues, in accordance with a constant yield method based on a compounding of interest, before the receipt of cash distributions on the Preferred Securities. So long as the interest payment period is not extended, cash distributions received by an initial Holder for any quarterly interest period (assuming no disposition prior to the record date for such distribution) will equal or exceed the sum of the daily accruals of income for such quarterly interest period, unless the issue price of the Junior Subordinated Debentures (as defined below) is less than $25.

         The total amount of "original issue discount" on the Junior Subordinated Debentures will equal the difference between the "issue price" of the Junior Subordinated Debentures and their "stated redemption price at maturity." Because SunAmerica has the right to extend the interest payment period of the Junior Subordinated Debentures, all of the stated interest payments on the Junior Subordinated Debentures will be includible in determining their "stated redemption price at maturity." The "issue price" of each $25 principal amount of the Junior Subordinated Debentures will be equal to the fair market value of a Preferred Security on the Expiration Date (reduced by Pre-Issuance Accrued Interest), which may be more or less than $25, with the result that the total amount of original issue discount on the Junior Subordinated Debentures may be more or less than the amount of stated interest payable with respect thereto.


         A Securityholder's initial tax basis for his pro rata share of the Junior Subordinated Debentures will be equal to his pro rata share of their "issue price," as defined above, and will be increased by original issue discount accrued with respect thereto, and reduced by the amount of cash distributions (including the amount of Pre-issuance Accrued Interest) paid to such Securityholder. No portion of the amounts received on the Preferred Securities will be eligible for the dividends received deduction.

Potential Extension of Payment Period on the Junior Subordinated Debentures

         Securityholders will continue to accrue original issue discount with respect to their pro rata share of the Junior Subordinated Debentures during an extended interest payment period, and any holders who dispose of Preferred Securities prior to the record date for the payment of interest following such extended interest payment period will not receive from the Trust any cash related thereto.

Distribution of Junior Subordinated Debentures to Holders of Preferred
Securities

         Under current law, a distribution by the Trust of the Junior Subordinated Debentures as described under the caption "Description of the Preferred Securities -- Special Event Redemption or Distribution", will be non-taxable and will result in the Securityholder receiving directly his pro rata share of the Junior Subordinated Debentures previously held indirectly through the Trust, with a holding period and tax basis equal to the holding period and adjusted tax basis such Securityholder was considered to have had in his pro rata share of the underlying Junior Subordinated Debentures prior to such distribution.

Treatment of the Payment of Pre-issuance Accrued Interest


         "Pre-issuance Accrued Interest" payable on the first interest payment date should be treated as a return of capital with respect a Securityholder's pro rata interest in the Junior Subordinated Debentures, reducing the Securityholder's tax basis in his pro rata share of the Junior Subordinated Debentures.


Market Discount and Bond Premium

         Securityholders other than Initial Holders may be considered to have acquired their pro rata interest in the Junior Subordinated Debentures with market discount, acquisition premium or amortizable bond premium. Such holders are advised to consult their tax advisors as to the income tax consequences of the acquisition, ownership and disposition of the Preferred Securities.

Disposition of the Preferred Securities

         Upon on a sale, exchange or other disposition of the Preferred Securities (including a distribution of cash in redemption of a Securityholder's Preferred Securities upon redemption or repayment of the underlying Junior Subordinated Debentures, but excluding the distribution of Junior Subordinated Debentures), a Securityholder will be considered to have disposed of all or part of his pro rata share of the Junior Subordinated Debentures, and will recognize gain or loss equal to the difference between the amount realized and the Securityholder's adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. Gain or loss will be capital gain or loss (except to the extent of any accrued market discount with respect to such Securityholder's pro rata share of the Junior Subordinated Debentures not previously included in income). See "Market Discount and Bond Premium" above. Such gain or loss will be long-term capital gain or loss if the Preferred Securities have been held for more than one year.


         The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. A Securityholder who disposes of his Preferred Securities between record dates for payments of distributions thereon will nevertheless be required to include accrued but unpaid interest on the Junior Subordinated Debentures through the date of disposition in income as ordinary income, and to add such amount to his adjusted tax basis in his pro rata share of the underlying Junior Subordinated Debentures deemed disposed of. Accordingly, such a Securityholder will recognize a capital loss to the extent the selling price (which may not fully reflect the value of accrued but unpaid interest) is less than the Securityholder's adjusted tax basis (which will include accrued but unpaid interest). Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.


United States Alien Holders

         For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a non-resident alien individual, a foreign partnership or a non-resident fiduciary of a foreign estate or trust.

         Under present United States federal income tax law:

               (i) payments by the Trust or any of its paying agents to any holder of a Preferred Security who or which is a United States Alien Holder will not be subject to United States federal withholding tax, provided that (a) the beneficial owner of the Preferred Security does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of SunAmerica entitled to vote,
         (b) the beneficial owner of the Preferred Security is not a controlled foreign corporation that is related to SunAmerica through stock ownership, and (c) either (A) the beneficial owner of the Preferred Security certifies to the Trust or its agent, under penalties of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution") and holds the Preferred Security certifies to the Trust or its agent under penalties of perjury that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof;

               (ii) a United States Alien Holder of a Preferred Security will not be subject to United States federal withholding tax on any gain realized upon the sale or other disposition of a Preferred Security; and

               (iii) any gain realized by a United States Alien Holder upon the exchange of Series B Preferred for Preferred Securities will not be subject to United States federal withholding tax.

Information Reporting to Holders

         The Trust will report the original issue discount that accrued during the year with respect to the Junior Subordinated Debentures, and any gross proceeds received by the Trust from the retirement or redemption of the Junior Subordinated Debentures, annually to the holders of record of the Preferred Securities and the Internal Revenue Service. The Trust currently intends to deliver such reports to holders of record prior to January 31 following each calendar year. It is anticipated that persons who hold Preferred Securities as nominees for beneficial holders will report the required tax information to beneficial holders on Form 1099.

Backup Withholding

         Payments made on, and proceeds from the sale of Preferred Securities may be subject to a "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will generally be allowed as a credit against the holder's federal income tax, provided the required information is timely filed with the Internal Revenue Service.


                                 LEGAL MATTERS

         Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon for the Trust by Richards, Layton & Finger, Wilmington, Delaware, special Delaware counsel to the Trust. The validity of the Preferred Securities Guarantee and the Junior Subordinated Debentures will be passed upon for the Trust and SunAmerica by Davis Polk & Wardwell, New York, New York, special counsel to SunAmerica and the Trust. Davis Polk & Wardwell will rely as to matters of Maryland law on Piper & Marbury, Baltimore, Maryland. Certain legal matters in connection with the Preferred Securities, the Preferred Securities Guarantee and the Junior Subordinated Debentures will be passed upon for the Trust and SunAmerica by Susan L. Harris, Vice President and General Counsel - Corporate Affairs of SunAmerica. Ms. Harris holds options, granted under SunAmerica's Employee Stock Plan, to purchase in the aggregate less than 1% of SunAmerica's common stock. David W. Ferguson, a partner of Davis Polk & Wardwell, is a director of First SunAmerica Life Insurance Company, a subsidiary of SunAmerica.




                                    EXPERTS

         The consolidated financial statements incorporated in this Offering Circular/Prospectus by reference to the Annual Report on Form 10-K for the year ended September 30, 1994 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


                                 ERISA MATTERS

         SunAmerica and certain affiliates of SunAmerica, including Anchor National Life Insurance Company and Sun Life Insurance Company of America, may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" within the meaning of the Code with respect to many employee benefit plans. Prohibited transactions within the meaning of ERISA or the Code may arise, for example, if the securities offered hereby are acquired by a pension or other employee benefit plan with respect to which SunAmerica or any of its affiliates is a service provider, unless such securities are acquired pursuant to an exemption for transactions effected on behalf of such plan by a "qualified professional asset manager" or pursuant to any other available exemption. Any such pension or employee benefit plan proposing to invest in the securities offered hereby should consult with its legal counsel.


         Facsimile copies of the Letter of Transmittal will be accepted. Letters of Transmittal, certificates representing shares of Series B Preferred and any other required documents should be sent by each Holder of Series B Preferred or his broker, dealer, commercial bank, trust company or other nominee to the Exchange Agent at one of the addresses as set forth below:

                            The Exchange Agent is:

                      The First National Bank of Chicago

    By Hand or Overnight Courier in         By Hand or Overnight Courier in
            Chicago:                                   New York:

  The First National Bank of Chicago,       First Chicago Trust Company of
            Exchange Agent                             New York
        One North State Street                      14 Wall Street
               9th Floor                         8th Floor - Window 2
   Attention:  Securities Processing           New York, New York  10005
              Suite 0124
       Chicago, Illinois  60602

                                   By Mail:

                    The First National Bank of Chicago,
                              Exchange Agent
                   Registered Securities Processing Unit
                         One First National Plaza
                                Suite 0124
                       Chicago, Illinois  60670-0124


                           By Facsimile Transmission
                       (For Eligible Institutions Only):

                       (312) 407-1067 or (212) 240-8938


               Confirm Receipt of Notice of Guaranteed Delivery
                                 by Telephone:

             (800) 524-9472 (Chicago) or (212) 240-8800 (New York)


                           The Information Agent is:

                           Georgeson & Company Inc.
                               Wall Street Plaza
                           New York, New York  10005
                        Call Toll-Free:  (800) 223-2064


         Any questions or requests for assistance or additional copies of this Offering Circular/Prospectus, the Letter of Transmittal or for copies of the Notice of Guaranteed Delivery may be directed to the Information Agent at its telephone number and location set forth above. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

                     The Dealer Manager for the Offer is:

                              Merrill Lynch & Co.



                                  APPENDIX A

Appendix A - Graphic Information Omitted from Electronic Filing


The diagram is entitled "Diagram of Offer". The diagram includes boxes representing the Trust, the three Regular Trustees, the Property Trustee and the Delaware Trustee, SunAmerica and the Holders of Series B Preferred. Arrows between such boxes depict the exchange of Preferred Securities for Series B Preferred in the Offer, the purchase of Common Securities of the Trust by SunAmerica for cash, the purchase by the Trust with such cash of Junior Subordinated Debentures of SunAmerica and the deposit of Junior Subordinated Debentures of SunAmerica in the Trust in respect of the aggregate liquidation amount of the Preferred Securities issued in connection with the Offer. There are two explanatory notes at the bottom of the diagram, which state:

o Existing Holders of Series B Preferred who participate in the Offer will receive one Preferred Security of the Trust for each outstanding share of Series B Preferred that is validly tendered and accepted for exchange.

o The principal amount of Junior Subordinated Debentures delivered to SunAmerica Capital Trust I as trust assets will be equal to the sum of (i) the aggregate liquidation amount of the Preferred Securities issued in connection with the Offer and (ii) the purchase price of the Common Securities issued to SunAmerica.


                                    PART II

           INFORMATION NOT REQUIRED IN OFFERING CIRCULAR/PROSPECTUS

Item 20.  Indemnification of Directors and Officers.

         Section 2-418 of the Maryland General Corporation law permits the indemnification of directors, officers, employees and agents of Maryland corporations. Article Eighth of SunAmerica's Restated Articles of Incorporation (the "Articles") authorizes the indemnification of directors and officers to the full extent required or permitted by the General Laws of the State of Maryland, now or hereafter in force, whether such persons are serving SunAmerica, or, at its request, any other entity, which indemnification shall include the advance of expenses under the procedures and to the full extent permitted by law. Article Eighth further provides that the foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled and that no amendment or repeal of Article Eighth shall apply to or have any effect on any right to indemnification provided thereunder with respect to acts or omissions occurring prior to such amendment or repeal. In addition, SunAmerica's officers and directors are covered by certain directors' and officers' liability insurance policies maintained by SunAmerica. Reference is made to section 2-418 of the Maryland General Corporation Law and Article Eighth of the Articles, which are incorporated herein by reference.


         The Declaration provides that no Trustee, affiliate of any Trustee or any officers, directors, shareholders, members, partners, employees, representatives or agents of any Trustee or any employee or agent of the Trust or its affiliates (each an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to any employee or agent of the Trust or its affiliates, or any officers, directors, shareholders, employees, representatives or agents of SunAmerica or its affiliations or to any holders of Trust Securities of the Trust for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omission. The Declaration also provides that, to the fullest extent permitted by applicable law, SunAmerica shall indemnify and hold harmless each Trustee, any affiliate of a Trustee or any officers, directors, shareholders, members, partners, employees, representatives or agents of the Trustees, or any employee or agent of the Trust or its affiliates (each, an "Indemnified Person") from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by the Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence (or, in the case of the Property Trustee, negligence) or willful misconduct with respect to such acts or omissions. The Declaration further provides that to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by SunAmerica prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by SunAmerica of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified pursuant to the Declaration.

Item 21.  Exhibits.

EXHIBIT NO.                DOCUMENT

1.1           Form of Dealer Manager Agreement*
4.1 Form of Indenture between SunAmerica and The First National Bank of Chicago, as Trustee***
4.2           Form of First Supplemental Indenture to
              Indenture***
4.3           Declaration of Trust of SunAmerica Capital
              Trust I**
4.4           Certificate of Trust of SunAmerica Capital
              Trust I (included in Exhibit 4.3)**
4.5 Form of Amended and Restated Declaration of Trust of SunAmerica Capital Trust I*
4.6           Form of Preferred Security (included in Exhibit
              4.5 above)*
4.7           Form of Junior Subordinated Debenture (included
              in Exhibit 4.2)***
4.8           Form of Guarantee Agreement with respect to
              Preferred Securities*
4.9 Senior Indenture, dated as of December 15, 1991, between SunAmerica and Bank of America NT & SA (formerly Security Pacific National Bank), as Trustee, defining the rights of the holders of SunAmerica's 9% Notes due January 15, 1995 and 9.95% Debentures due February 1, 2012, is incorporated herein by reference to Exhibit No.
              4.1 to SunAmerica's Registration Statement No. 33-44084 on Form S-3, filed November 20, 1991.
4.10 Senior Debt Indenture, dated as of April 15, 1993, between SunAmerica and The First National Bank of Chicago, as Trustee, defining the rights of the holders of SunAmerica's 8 1/8% Debentures due April 28, 2023 and certain other debt securities of SunAmerica, is incorporated herein by reference to Exhibit 4(h) to SunAmerica's Annual Report on Form 10-K, filed December 16, 1993.
4.11 Tri-Party Agreement, dated as of July 1, 1993, among The First National Bank of Chicago, Bank of America, NT & SA and SunAmerica, appointing The First National Bank of Chicago as Successor Trustee to Bank of America NT & SA for SunAmerica's 9% Notes due January 15, 1995 and 9.95% Debentures due February 1, 2012, is incorporated herein by reference to Exhibit 4(i) to SunAmerica's Annual Report on Form 10-K, filed December 16, 1993.
5.1           Opinion of Davis Polk & Wardwell***
5.2           Opinion of Piper & Marbury***
5.3           Opinion of Richards, Layton & Finger***
8.1           Tax Opinion of Davis Polk & Wardwell***
12.1 Computations of consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preferred stock dividends*
23.1          Consent of Price Waterhouse LLP**
23.2          Consents of Davis Polk & Wardwell (included in
              Exhibits 5.1 and 8.1 above)***
23.3          Consent of Piper & Marbury (included in Exhibit
              5.2 above)***
23.4          Consent of Richards, Layton & Finger (included
              in Exhibit 5.3 above)***
24.1          Powers of Attorney for SunAmerica (included on
              signature pages)*
24.2 Powers of Attorney for SunAmerica, as sponsor, to sign this Registration Statement on behalf of SunAmerica Capital Trust I (included in
              Exhibit 4.3)**
25.1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of
              The First National Bank of Chicago, as Trustee
              under the Indenture*
25.2 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Bank of New York, as Property Trustee under the Amended and Restated Declaration of Trust***
99.1          Proposed Form of Letter of Transmittal*
99.2          Proposed Form of Notice of Guaranteed Delivery*
99.3 Proposed Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees*
99.4          Proposed Form of Letter to Clients*
99.5          Form of Exchange Agent Agreement*
99.6          Form of Information Agent Agreement*
99.7          Form of Newspaper Announcement*
99.8 Proposed Form of SunAmerica Letter to Holders of 9 1/4% Preferred Stock, Series B*
_________________________________

*Previously filed.

**Filed herewith.

***To be filed by amendment.


Item 22.  Undertakings.


         Each of the Registrants hereby undertakes:

         (1) That, for purposes of determining any liability under the Securities Act of 1933, each filing of SunAmerica's Annual Report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the foregoing provisions, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         (3) To respond to requests for information that is incorporated by reference into the Offering Circular/Prospectus pursuant to Item 4, 10(b), 11 or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date responding to the request.

         (4) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                  SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, SunAmerica Inc. has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 11th day of April, 1995.


                                       SUNAMERICA INC.

                                       By   /s/ James R. Belardi
                                         ------------------------------
                                         Name:  James R. Belardi
                                         Title:   Senior Vice President
                                                     and Treasurer


         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                    Title                          Date
- ------------------------------------------    ------------------------------------    ----------------
                    *                         Chairman, President and Chief           April 11, 1995
     --------------------------------           Executive Officer (Principal
                Eli Broad                       Executive Officer) of SunAmerica
                                                Inc. and President (Principal
                                                Executive Officer) of SunAmerica
                                                Financial, Inc.

                    *                         Senior Vice President and               April 11, 1995
     --------------------------------           Treasurer (Principal Financial
             James R. Belardi                   Officer)

                    *                         Senior Vice President and               April 11, 1995
     --------------------------------          Controller (Principal
            Scott L. Robinson                  Accounting Officer)

                    *                         Director                                April 11, 1995
     --------------------------------
            Ronald J. Arnault

                    *                         Director                                April 11, 1995
     --------------------------------
          Karen Hastie-Williams

                    *                         Director                                April 11, 1995
     --------------------------------
             David O. Maxwell

                    *                         Director                                April 11, 1995
     --------------------------------
               Barry Munitz

                    *                         Director                                April 11, 1995
     --------------------------------
              Lester Pollack

                    *                         Director                                April 11, 1995
     --------------------------------
             Richard D. Rohr

                    *                         Director                                April 11, 1995
     --------------------------------
           Sanford C. Sigoloff

                    *                         Director                                April 11, 1995
     --------------------------------
            Harold M. Williams


* By  /s/ Susan L. Harris
        (Attorney-in-Fact)




                                  SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, SunAmerica Capital Trust I has duly caused this Amendment No. 3 to the Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 11th day of April, 1995.



                                 SUNAMERICA CAPITAL TRUST I


                                 By:  SunAmerica Inc., as Sponsor

                                 By   /s/ James R. Belardi
                                      ------------------------------

                                   Name:  James R. Belardi
                                   Title:   Senior Vice President
                                               and Treasurer




                                 EXHIBIT INDEX



EXHIBIT
  NO.                               DOCUMENT                                                         PAGE
- ------                              --------                                                         ----
1.1                      Form of Dealer Manager Agreement*
4.1                      Form of Indenture between SunAmerica and The First National
                         Bank of Chicago, as Trustee***
4.2                      Form of First Supplemental Indenture to Indenture***
4.3                      Declaration of Trust of SunAmerica Capital Trust I**
4.4                      Certificate of Trust of SunAmerica Capital Trust I (included in
                         Exhibit 4.3)**
4.5                      Form of Amended and Restated Declaration of Trust of SunAmerica
                         Capital Trust I*
4.6                      Form of Preferred Security (included in Exhibit 4.5 above)*
4.7                      Form of Junior Subordinated Debenture (included in Exhibit
                         4.2)***
4.8                      Form of Guarantee Agreement with respect to Preferred Securities*
4.9                      Senior Indenture, dated as of December 15, 1991, between
                         SunAmerica and Bank of America NT & SA (formerly Security
                         Pacific National Bank), as Trustee, defining the rights of the holders of SunAmerica's 9% Notes due January 15, 1995 and 9.95%
                         Debentures due February 1, 2012, is incorporated herein by reference to Exhibit No. 4.1 to SunAmerica's Registration Statement
                         No. 33-44084 on Form S-3, filed November 20, 1991.
4.10                     Senior Debt Indenture, dated as of April 15, 1993, between
                         SunAmerica and The First National Bank of Chicago, as Trustee,
                         defining the rights of the holders of SunAmerica's 8 1/8%
                         Debentures due April 28, 2023 and certain other debt securities of
                         SunAmerica, is incorporated herein by reference to Exhibit 4(h) to
                         SunAmerica's Annual Report on Form 10-K, filed December 16,
                         1993.
4.11                     Tri-Party Agreement, dated as of July 1, 1993, among The First
                         National Bank of Chicago, Bank of America, NT & SA and
                         SunAmerica, appointing The First National Bank of Chicago as
                         Successor Trustee to Bank of America NT & SA for SunAmerica's
                         9% Notes due January 15, 1995 and 9.95% Debentures due
                         February 1, 2012, is incorporated herein by reference to Exhibit 4(i)
                         to SunAmerica's Annual Report on Form  10-K, filed December 16,
                         1993.
5.1                      Opinion of Davis Polk & Wardwell***
5.2                      Opinion of Piper & Marbury***
5.3                      Opinion of Richards, Layton & Finger***
8.1                      Tax Opinion of Davis Polk & Wardwell***
12.1                     Computations of consolidated ratio of earnings to fixed charges and consolidated ratio of earnings to combined fixed charges and preferred stock dividends*
23.1                     Consent of Price Waterhouse LLP**
23.2                     Consents of Davis Polk & Wardwell (included in Exhibits 5.1 and
                         8.1 above)***
23.3                     Consent of Piper & Marbury (included in Exhibit 5.2 above)***
23.4                     Consent of Richards, Layton & Finger (included in Exhibit 5.3 above)***
24.1                     Powers of Attorney for SunAmerica (included on signature pages)*
24.2                     Powers of Attorney for SunAmerica, as sponsor, to sign this
                         Registration Statement on behalf of SunAmerica Capital Trust I
                         (included in Exhibit 4.3)**
25.1                     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The First National Bank of Chicago, as Trustee under the Indenture*
25.2                     Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Property Trustee under the
                         Amended and Restated Declaration of Trust***
99.1                     Proposed Form of Letter of Transmittal*
99.2                     Proposed Form of Notice of Guaranteed Delivery*
99.3                     Proposed Form of Letter to Brokers, Dealers, Commercial Banks,
                         Trust Companies and Other Nominees*
99.4                     Proposed Form of Letter to Clients*
99.5                     Form of Exchange Agent Agreement*
99.6                     Form of Information Agent Agreement*
99.7                     Form of Newspaper Announcement*
99.8                     Proposed Form of SunAmerica Letter to Holders of 9 1/4% Preferred
                         Stock, Series B*

_________________________________

  * Previously filed.

 ** Filed herewith.

*** To be filed by amendment.